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                                                                    EXHIBIT 10.1


                     MASTER DEVELOPMENT AND SUPPLY AGREEMENT


        THIS MASTER DEVELOPMENT AND SUPPLY AGREEMENT (the "Agreement") is entered into as of March 20, 2000 (the "Effective Date"), between COOK IMAGING CORPORATION, D.B.A. COOK PHARMACEUTICAL SOLUTIONS, an Indiana corporation, having principal offices at 927 South Curry Pike, Bloomington, Indiana, 47403 ("Contractor"), and PHARMACYCLICS, INC., a Delaware corporation, having its principal executive offices at 995 E. Arques Avenue, Sunnyvale, California 94086-4521 ("PCYC"). Contractor and PCYC are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

                                   WITNESSETH

        WHEREAS, PCYC is engaged in the development of and owns or has a license to certain rights relating to its proprietary compounds motexafin lutetium and motexafin gadolinium, each of which is a human pharmaceutical agent for the treatment of certain diseases, and wishes to develop, market and commercially distribute such agents;

        WHEREAS, Contractor desires to manufacture, fill, seal, sterilize, label, package, test and ship finished Drug Products (as defined below) for PCYC; and

        WHEREAS, PCYC desires to have Contractor manufacture, fill, seal, sterilize, label, package, test and ship Drug Products in the quantities and on the terms hereinafter set forth;

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises hereinafter set forth, the Parties hereby agree as follows:

                                    ARTICLE 1

                                  DEFINITIONS.

        As used herein, the following capitalized terms shall have the following meanings:

        1.1 "ACTIVE PHARMACEUTICAL INGREDIENT" OR "API" shall mean a bulk form of the pharmaceutically active compound motexafin lutetium and motexafin gadolinium, as applicable, to be supplied to Contractor by or on behalf of PCYC for use in the Manufacture of Drug Products hereunder.

        1.2 "AFFILIATE" shall mean, as to a Party hereto, any person, corporation, company, partnership, joint venture, firm and/or other entity which controls, is controlled by or is under common control with such Party. For these purposes, "control" means direct or indirect ownership or control of at least fifty percent (50%) of the outstanding voting securities of a corporation or a comparable equitable interest in any other type of entity.

         1.3 "ANNUAL FORECAST" shall have the meaning described in Section
3.3.2.

*Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

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        1.4 "API SPECIFICATIONS" shall mean, with respect to each API, the detailed analytical description of such API, which shall be provided by PCYC to Contractor reasonably in advance of the commencement of Contractor's Manufacturing activities under this Agreement, and which shall be a part of the Drug Product Appendix.

        1.5 "BACKGROUND TECHNOLOGY" shall mean (a) all inventions that are necessary or useful for the use or sale of a Drug Product in the applicable Territories that are owned or controlled by Contractor during the term of this Agreement, and all patents (including without limitation reissues, re-examinations and inventor's certificates) covering such inventions; and (b) all information, trade secrets and know-how that are necessary or useful for the use or sale of a Drug Product in the applicable Territories, and that are owned or controlled by Contractor during the term this Agreement. Notwithstanding the foregoing, "Background Technology" shall not include any Manufacturing Technology.

        1.6 "BATCH" shall mean a specific quantity of a Drug Product comprising a number of Units mutually agreed upon between PCYC and Contractor, and that (a) is intended to have uniform character and quality within specified limits, and
(b) is produced according to a single manufacturing order during the same cycle of manufacture.

        1.7 "CALENDAR YEAR" shall mean each consecutive twelve (12) month period beginning January 1 and ending December 31.

        1.8 "COMPONENTS" shall mean, with respect to a Drug Product, all raw material, API, primary packaging, secondary packaging and labeling to be used in the Manufacture of such Drug Product hereunder.

        1.9 "COMPONENT SPECIFICATIONS" shall mean the written specifications for each Component for each Drug Product to be Manufactured hereunder, as set forth in the applicable Drug Product Appendix.

        1.10 "CONTRACTOR'S CAPACITY" means, with respect to each Drug Product to be Manufactured by Contractor hereunder, Contractor's Manufacturing capacity for such Drug Product, as set forth in the applicable Drug Product Appendix.

        1.11 "CONTRACTOR COMPONENTS" shall mean, with respect to each Drug Product to be Manufactured hereunder, those Components for such Drug Product that Contractor is obligated to supply as set forth in the applicable Drug Product Appendix.

        1.12 "CURRENT GOOD MANUFACTURING PRACTICES" OR "CGMP" shall mean: (a) the good manufacturing practices required by the FDA and set forth in the FD&C Act or FDA regulations (including without limitation 21 CFR 210 and 211), policies, or guidelines, in effect at any time during the term of this Agreement, for the manufacture and testing of pharmaceutical materials as applied to bulk pharmaceuticals and Drug Products, and (b) the corresponding requirements of each applicable Regulatory Authority.

        1.13 "DEVELOPMENT PLAN" shall mean, with respect to a Drug Product to be Manufactured hereunder, the detailed development plan describing the research and development activities to be performed by Contractor hereunder, as further described in Section 2.1.



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        1.14 "DRUG PRODUCT" shall mean formulated API filled into vials, syringes and/or other designated containers, in final packaged and labeled form.

        1.15 "DRUG PRODUCT APPENDIX" shall mean, for each Drug Product to be Manufactured hereunder, the Drug Product Specifications, the price per Unit and the process development, validation and Manufacturing activities to be performed by Contractor for such Drug Product, including without limitation the testing programs and development schedules, to be agreed upon by the Parties as further described in Section 2.4. The documentation comprising the Drug Product Appendices shall be attached and incorporated herein as Schedule 1.15 hereto, and may be amended only by the Parties' written agreement.

        1.16 "DRUG PRODUCT SPECIFICATIONS" shall mean the written specifications for the Manufacture of a Drug Product hereunder, as detailed in the applicable Drug Product Appendix.

        1.17 "FACILITY" shall mean Contractor's Manufacturing facility located at 927 South Curry Pike, Bloomington, Indiana.

        1.18 "FDA" shall mean the United States Food and Drug Administration or any successor entity thereto.

        1.19 "FD&C ACT" shall mean the United States Federal Food, Drug and Cosmetic Act, as may be amended from time to time.

        1.20 "IDENTIFICATION TESTING STANDARDS" means the identification standards for each Drug Product to be Manufactured hereunder as set forth in the applicable Drug Product Appendix.

        1.21 "IND" shall mean an Investigational New Drug Application filed with the FDA, or a corresponding application filed with any other Regulatory Authority.

        1.22 "INITIAL DRUG PRODUCT" shall mean the formulation of [***], as further described in the Initial Drug Product Appendix.

        1.23 "INITIAL DRUG PRODUCT APPENDIX" shall mean the [***] Drug Product Appendix attached as part of Schedule 1.15 as of the Effective Date.

        1.24 "IP" shall mean any and all inventions, improvements, information and know-how, including without limitation those related to processes, compositions of matter and methods of use, made by or on behalf of either Party individually or jointly, that arise out of the performance of this Agreement or pursuant to work conducted by Contractor on behalf of PCYC prior to the Effective Date, whether protectable by patent or as a trade secret, and all intellectual property rights therein and thereto.

        1.25 "LICENSED TECHNOLOGY" shall mean all patents (including without limitation, reissues, re-examinations and inventor's certificates) covering the Manufacture of the Drug Products hereunder, and all information, trade secrets and know-how related thereto, that PCYC possesses as of the Effective Date or acquires during the term of this Agreement, whether by


*Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.


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ownership, co-ownership or license, and to which PCYC has the right to grant a license or sublicense to Contractor hereunder.

        1.26 "MANUFACTURE" OR "MANUFACTURING" shall mean the formulation, filling, sealing, sterilizing, packaging, testing and labeling of Drug Products, the storage and testing of Components and the storage of in-process Drug Products.

        1.27 "MANUFACTURING TECHNOLOGY" shall mean (a) all Contractor IP (as defined in Section 11.3.2) and Contractor's interest all jointly-owned IP (as defined in Section 11.3.3) that is necessary or useful for the Manufacture of Drug Products, and (b) all patents (including without limitation reissues, re-examinations and inventor's certificates) covering any IP described in subclause (a) above.

        1.28 "MASTER BATCH RECORD" shall mean, with respect to each Drug Product to be Manufactured hereunder, the formal set of instructions for the Manufacture of such Drug Product, as further described in Section 6.1.

        1.29 "MATERIAL SUPPLY BREACH" shall mean, on a Drug Product-by-Drug Product basis, a failure of Contractor to supply to PCYC both (a) at least [***] of PCYC's binding forecasted requirements of such Drug Product (or actual orders placed pursuant to Section 3.4, if less) that are due for delivery during the then-current calendar quarter; and (b) at least [***] of PCYC's binding forecasted requirements for such Drug Product pursuant to Section 3.3.2 (or actual orders placed pursuant to Section 3.4, if less) for delivery in the immediately preceding calendar quarter. Solely for purposes of Section 3.7.2, but for no other purpose hereunder, "Material Supply Breach" shall include Contractor's failure to supply such Drug Product as described in the preceding sentence due to a Force Majeure Event (as defined in Article 13); provided, however, that no Material Supply Breach shall be deemed to have occurred in the event that Contractor's failure to supply such Drug Product as described in (a) or (b) above is a direct result of the failure of PCYC or its designated suppliers to supply conforming API or other PCYC Components within the time period required for Contractor's timely Manufacture hereunder.

        1.30 "MINIMUM ORDER COMMITMENT" shall have the meaning ascribed in
Section 3.3.4.

        1.31 "NDA" shall mean a New Drug Application filed with the FDA or any other regulatory filing necessary to obtain marketing approval from a Regulatory Authority.

        1.32 "PACKAGING SPECIFICATIONS" shall mean, with respect to each Drug Product to be Manufactured hereunder, the written specifications for the primary packaging (i.e. the immediate Drug Product container and sealing device) and secondary packaging (i.e. the cartons, inserts, labels and other external packaging) for such Drug Product as described in the applicable Drug Product Appendix.

        1.33 "PCYC COMPONENTS" shall mean, with respect to a particular Drug Product, those Components for such Drug Product that PCYC is obligated to supply as set forth in the applicable Drug Product Appendix.


*Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.


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        1.34 "PRIMARY SOURCE CONTRACT REQUIREMENTS" shall mean [***] of PCYC's requirements of each Drug Product for which the Parties have agreed upon a Drug Product Appendix (as further described in Section 2.4) for sale and distribution by PCYC in the Territories per Calendar Year, less the Secondary Source Contract Requirements for such Drug Product as further described in Section 3.7.1; provided that in no event shall the "Primary Source Contract Requirements" for such Drug Product be greater than Contractor's Capacity for such Drug Product.

        1.35 "PROJECT PLAN" shall mean the plan setting forth the schedule for the initial Manufacture of each Drug Product (i.e., prior to commercial Manufacture), which shall be developed by Contractor and agreed to in writing by PCYC, as further described in Section 2.2, and which shall be incorporated by reference into this Agreement.

        1.36 "PURCHASE ORDERS" shall mean purchase orders from PCYC to Contractor, which shall specify: (a) the number of Units of each Drug Product to be Manufactured by Contractor, (b) the Purchase Price of such Drug Product as set forth in the applicable Drug Product Appendix, (c) the dates on which such Drug Product shall be shipped, and (d) the shipping address(es) designated by PCYC.

        1.37 "PURCHASE PLAN" shall have the meaning ascribed in Section 3.3.2.

        1.38 "PURCHASE PRICE" shall mean the price per Unit of a Drug Product Manufactured by Contractor hereunder as further described in Section 4.1.2.

        1.39 "QC SAMPLE" shall have the meaning ascribed in Section 5.1.

        1.40 "REGULATORY APPROVAL" shall mean all authorizations by the appropriate Regulatory Authority necessary for commercial sale in a jurisdiction, including without limitation approval of labeling, price, reimbursement and Manufacturing.

        1.41 "REGULATORY AUTHORITY" shall mean, with respect to each Drug Product to be Manufactured hereunder, any supranational, national, state or local regulatory agency, department, bureau, commission, council or other governmental entity in any applicable Regulatory Jurisdiction.

        1.42 "REGULATORY JURISDICTION" shall mean, with respect to each Drug Product to be Manufactured hereunder, the United States, Canada and any other jurisdiction set forth in the applicable Drug Product Appendix.

        1.43 "REGULATORY PLAN" shall mean the document containing regulatory services and support for the development of regulatory submissions and supporting documentation to be provided to PCYC by Contractor, which shall be developed by Contractor and agreed to in writing by PCYC as further described in
Section 2.3, and shall be incorporated by reference into this Agreement.

        1.44 "RELEASED EXECUTED BATCH RECORD" shall mean the completed batch record and associated deviation reports, investigation reports and certificates of analysis created by


*Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

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Contractor for each Batch Manufactured hereunder, including written confirmation that such batch record has been reviewed and approved by Contractor's quality assurance unit.

        1.45 "SECONDARY SOURCE" shall mean a third party manufacturer of Drug Product for PCYC.

        1.46 "SECONDARY SOURCE CONTRACT REQUIREMENTS" shall mean, with respect to each Drug Product, those quantities of PCYC's annual requirements of such Drug Product for sale and distribution by PCYC in the Territories for which PCYC has the right to engage a Secondary Source to Manufacture, as determined pursuant to Section 3.7.1.

        1.47 "TERRITORIES" shall mean, with respect to each Drug Product, the United States of America, Canada and any additional territories set forth in the applicable Drug Product Appendix.

        1.48 "TESTING STANDARDS AND PROCEDURES" shall mean, with respect to each Drug Product Manufactured hereunder, the written standards and procedures for evaluating compliance with the applicable Drug Product Specifications and Component Specifications, as mutually agreed upon in writing by PCYC and Contractor, and incorporated in the applicable Drug Product Appendix.

        1.49 "UNIT" shall mean an individually packaged dose of a Drug Product, including by way of example, a vial, IV bag or pre-filled syringe, as specified in the applicable Drug Product Appendix.

                                    ARTICLE 2

                       DEVELOPMENT AND MANUFACTURING PLANS

        2.1 DEVELOPMENT PLAN.

               2.1.1 If requested by PCYC, the Parties shall undertake a Manufacturing process development project for one or more of the Drug Products to be Manufactured by Contractor hereunder, consisting of the specific research and development activities agreed upon by the Parties and detailed in a Development Plan, subject to the terms of this Section 2.1. The Parties shall use good faith, commercially reasonable diligent efforts to complete successfully each such development project in accordance with the applicable Development Plan. The Parties shall conduct each such development project in accordance with a timetable that the Parties shall develop and which shall be set forth in the applicable Development Plan.

               2.1.2 The Parties shall undertake a Manufacturing process development project, as described in Section 2.1.1, for the Initial Drug Product. Each Development Plan for the Initial Drug Product shall be developed in accordance with Section 2.1.3, and shall comply with outline of research and development activities set forth in the Drug Product Development Requirements in the Initial Drug Product Appendix.



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               2.1.3 (a) Contractor shall prepare and deliver two (2) copies of the first Development Plan for the Initial Drug Product to PCYC as soon as possible following the Effective Date, but in no event later than thirty (30) days following the Effective Date.

                      (b) For each Drug Product for which PCYC requests Contractor to perform development services hereunder, other than the Initial Drug Product, Contractor shall prepare and deliver two (2) copies of each proposed Development Plan to PCYC as soon as possible following its receipt of PCYC's request for development services, but in any event, no later than sixty
(60) days from the date that such request was received.

                      (c) Following receipt of Contractor's proposed Development Plan under subsection (a) or (b) above, PCYC shall either sign such Development Plan and return one (1) copy to Contractor or shall return an amended Development Plan acceptable to PCYC, in each case within five (5) business days of receipt of such Development Plan from Contractor. If such amended Development Plan is not acceptable to Contractor, then Contractor shall so notify PCYC within five (5) business days of Contractor's receipt of such amended Development Plan, and the Parties shall promptly meet in order to resolve in good faith any outstanding disagreements with respect to such amended Development Plan. In no event shall Contractor be required to schedule any development activities under this Section 2.1 with respect to any Drug Product until a Development Plan for such Drug Product has been approved in writing by both PCYC and Contractor. Notwithstanding the foregoing, in the event that the Parties are unable to reach agreement using good-faith efforts with respect to a particular Development Plan within ninety (90) days from the date of request (or ninety (90) days from the Effective Date in the case of the first Development Plan for the Initial Drug Product), then either Party shall have the right to terminate this Agreement with respect to the Drug Product that is the subject of such Development Plan upon written notice to the other Party.

        2.2 PROJECT PLAN. Contractor shall deliver two (2) copies of each Project Plan to PCYC at least six (6) calendar weeks prior to the date of initial Manufacture of the applicable Drug Product. PCYC shall either sign such Project Plan and return one (1) copy to Contractor or shall return an amended Project Plan acceptable to PCYC, in each case within five (5) business days of receipt of such Project Plan from Contractor. If such amended Project Plan is not acceptable to Contractor, then Contractor shall so notify PCYC within five
(5) business days of Contractor's receipt of such amended Project Plan, and the Parties shall promptly meet in order to resolve in good faith any outstanding disagreements with respect to such amended Project Plan. In no event shall Contractor be required to schedule the Manufacture of any Drug Product until a Project Plan for such Drug Product has been approved in writing by both PCYC and Contractor.

        2.3 REGULATORY PLAN. Contractor shall deliver two (2) copies of the Regulatory Plan for each Drug Product to PCYC at least fourteen (14) calendar days prior to the date that Contractor is to initiate Manufacture of the registration batches of the applicable Drug Product. PCYC shall either sign such Regulatory Plan and return one (1) copy to Contractor or shall return an amended Regulatory Plan acceptable to PCYC, in each case within five (5) business days of receipt of such Regulatory Plan from Contractor. If such amended Regulatory Plan is not acceptable to Contractor, then Contractor shall so notify PCYC within five (5) business days of Contractor's receipt of such amended Regulatory Plan, and the Parties shall promptly meet in



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order to resolve in good faith any outstanding disagreements with respect to such amended Regulatory Plan. Contractor shall not commence Manufacture of any registration batches of a Drug Product until the Regulatory Plan for such Drug Product has been agreed upon by the Parties. Notwithstanding the foregoing, in the event that the Parties are unable to reach agreement using good-faith efforts with respect to a particular Regulatory Plan within ninety (90) days from the date of request, then PCYC shall have the right to engage a third party to perform the regulatory work with respect to the Drug Product that is the subject of such Regulatory Plan upon written notice to Contractor, and Contractor shall cooperate reasonably with such third party in its conduct of such regulatory work.

        2.4 DRUG PRODUCT APPENDICES. For each Drug Product to be Manufactured by Contractor hereunder, the Parties shall agree in writing upon a Drug Product Appendix. As of the Effective Date, the Parties have agreed to the Initial Drug Product Appendix. For all Drug Products which PCYC desires Contractor to Manufacture hereunder, other than the Initial Drug Product, PCYC shall prepare and deliver to Contractor two (2) copies of the corresponding Drug Product Appendix. Contractor shall either sign such Drug Product Appendix and return one
(1) copy to PCYC, or shall return an amended Drug Product Appendix acceptable to Contractor, in each case within five (5) business days of receipt of such Drug Product Appendix from PCYC. If such amended Drug Product Appendix is not acceptable to PCYC, then PCYC shall so notify Contractor within five (5) business days of PCYC's receipt of such amended Drug Product Appendix, and the Parties shall promptly meet in order to resolve in good faith any outstanding disagreements with respect to such amended Drug Product Appendix. In no event shall Contractor be required to schedule Manufacture with respect to any Drug Product until a Drug Product Appendix for such Drug Product has been approved in writing by both PCYC and Contractor. Notwithstanding the foregoing, in the event that the Parties are unable to reach agreement using good-faith efforts with respect to a particular Drug Product Appendix within ninety (90) days from the date of request, then either Party shall have the right to terminate this Agreement with respect to the Drug Product that is the subject of such Drug Product Appendix upon written notice to the other Party.

        2.5 AMENDMENT OF PLANS AND DRUG PRODUCT APPENDICES. The Development Plans, Project Plans, Regulatory Plans and Drug Product Appendices each may be amended from time to time, as the Parties' experience with the development, Manufacture, testing and use of the applicable Drug Product warrants, upon mutual written agreement of PCYC and Contractor.

        2.6 NO AMENDMENT OF AGREEMENT. In the event that the terms of any Development Plan, Project Plan, Regulatory Plan or Drug Product Appendix are inconsistent with the terms of this Agreement, this Agreement shall control, unless otherwise explicitly agreed to in writing by the Parties. No Development Plan, Project Plan, Regulatory Plan or Drug Product Appendix shall be deemed to amend this Agreement.

        2.7 EFFECT OF TERMINATION UNDER SECTIONS 2.1.3(c) OR 2.4. No termination under Section 2.1.3(c) or 2.4 with respect to a particular Drug Product will relieve either Party of any obligation accruing with respect to such Drug Product prior to such termination. In the event that PCYC terminates this Agreement with respect to a particular Drug Product pursuant to Section 2.1.3(c) or 2.4, then PCYC shall reimburse Contractor for all documented, reasonable



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noncancellable costs incurred by Contractor for work performed with respect to such Drug Product in accordance with PCYC's written request.

                                    ARTICLE 3

                 PURCHASE AND SUPPLY OF DRUG PRODUCT; FORECASTS.

        3.1 AGREEMENT TO PURCHASE AND SUPPLY.

               3.1.1 During the term of this Agreement, PCYC agrees to purchase from Contractor and Contractor agrees to Manufacture, sell, deliver and invoice, pursuant to the terms and conditions of this Agreement, including without limitation the applicable Drug Product Appendix, such quantities of each Drug Product as may be set forth on Purchase Orders placed by PCYC and accepted by Contractor for sale by PCYC. PCYC shall purchase at least the Primary Source Contract Requirements of such Drug Product from Contractor and Contractor shall Manufacture, sell, deliver and invoice such Primary Source Contract Requirements to PCYC, except as set forth in Sections 3.3.3, 3.3.5, 3.7.2 and 5.3.2. Contractor acknowledges and agrees that PCYC shall have no obligation under this
Section 3.1 with respect to any Drug Product for which the Parties have not entered into a Drug Product Appendix. Notwithstanding the foregoing, PCYC shall not contract with any third party for the Manufacture of any Drug Product for sale and distribution by PCYC in the Territories if the Parties have agreed upon a Development Plan for such Drug Product pursuant to Section 2.1.3(c), except as permitted pursuant to Section 3.7; provided that Contractor is performing in accordance with such Development Plan; and provided further that Contractor demonstrates to PCYC's reasonable satisfaction that Contractor is capable of Manufacturing sufficient amounts of such Drug Product in accordance with the warranties set forth in Section 8.2 to meet PCYC's requirements in the applicable Territories.

               3.1.2 If PCYC wishes to have Contractor Manufacture a Drug Product for distribution or sale outside of the Territories, then PCYC shall so notify Contractor and Contractor shall Manufacture such Drug Product in accordance with this Agreement. If such Drug Product requires specifications different from those required in the applicable Regulatory Jurisdictions for such Drug Product, then the Parties agree to work together to achieve mutually satisfactory development objectives and identification of associated costs, which costs shall be set forth in the applicable Drug Product Appendix. In no event will Contractor be required to Manufacture Drug Products for sale outside of the Territory unless otherwise agreed in the applicable Drug Product Appendix.

        3.2 SUPPLY OF COMPONENTS.

               3.2.1 Contractor shall supply, at its expense, all Contractor Components necessary to Manufacture each Drug Product. PCYC shall supply, at its expense, all PCYC Components necessary to Manufacture each Drug Product hereunder. PCYC, at its expense, shall deliver or cause to be delivered a reasonably sufficient amount of API and other PCYC Components for each Drug Product to the Facility at least thirty (30) days in advance of the date set forth in the applicable Project Plan for Manufacture of such Drug Product, such that Contractor can fill all Purchase Orders for such Drug Product then outstanding. Upon receipt of



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the API and other PCYC Components as set forth above, Contractor shall review the accompanying certificate of analysis and test the API and other PCYC Components for conformance with the Identification Testing Standards, in accordance with the analytical test methods set forth in the applicable Drug Product Appendix. Both the Identification Testing Standards and related analytical test methods may be amended from time to time upon mutual written agreement of PCYC and Contractor.

               3.2.2 Contractor shall, within fifteen (15) days of receipt of the API and other PCYC Components, determine whether the API and other PCYC Components meet the Identification Testing Standards, unless otherwise set forth in the applicable Drug Product Appendix. If Contractor determines that such API and other PCYC Components meet the Identification Testing Standards, then such API and other PCYC Components shall be used by Contractor in performing its Manufacture and supply obligations under this Agreement. If Contractor determines that such API or other PCYC Component does not meet the Identification Testing Standards, then Contractor shall make no use of such non-conforming API or other PCYC Component and shall promptly confer with PCYC to determine how to proceed. Contractor shall return or destroy any non-conforming API or other PCYC Component as directed by PCYC in writing and at PCYC's expense.

               3.2.3 From the time of delivery of API and other PCYC Components to Contractor until (a) delivery by Contractor of Drug Product, or (b) return, destruction or rework of API or other PCYC Component by Contractor that do not meet the Identification Testing Standards, each in the manner provided in this Agreement, Contractor shall use commercially reasonable care and comply with all applicable laws, rules, regulations and guidelines in the use, storage, handling and transportation of such API and other PCYC Components. PCYC shall retain all right, title and interest to all API and other PCYC Components at all times during the term of this Agreement. Cook shall not (i) sell, provide or transfer any Drug Product to any third party, nor (ii) use, allow any third party to use nor otherwise dispose of any Drug Product, except in each case as specifically set forth in this Agreement or as expressly authorized by PCYC in writing. PCYC shall bear all risk of damage or loss to all API and other PCYC Components and all Drug Products, except to the extent such damage or loss is caused by the negligence or willful misconduct of Contractor or its subcontractors hereunder.

        3.3 FORECASTS.

               3.3.1 For each Calendar Year during which PCYC intends for Contractor to Manufacture a Drug Product hereunder, PCYC shall use commercially reasonable efforts to provide Contractor with a preliminary, non-binding forecast of the number of Units of such Drug Product that PCYC anticipates marketing in the Territories during such Calendar Year no later than November 1 of the year preceding such Calendar Year; provided that for the first Calendar Year in which PCYC intends for Contractor to Manufacture such Drug Product, PCYC shall use commercially reasonable efforts to provide such preliminary, non-binding forecast at least sixty (60) days prior to its submission of its first Purchase Plan for such Drug Product.

               3.3.2 Commencing at or, at PCYC's election, prior to the time at which PCYC receives notice of the first Regulatory Approval in the Territories of each Drug Product to be Manufactured hereunder, PCYC shall provide to Contractor at the beginning of each calendar



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quarter a written rolling twelve (12) month forecast of the quantities of such
Drug Product it intends in good faith to purchase under this Agreement during such 12 month period (each such forecast, a "Purchase Plan"). The first Purchase Plan provided for such Drug Product for each Calendar Year (the "Annual Forecast") shall also contain a detailed monthly forecast for each form of such Drug Product to be Manufactured during such Calendar Year and each country for which such Drug Product is to be Manufactured. The Purchase Plan shall supersede any existing Project Plan for the relevant Drug Product to the extent applicable. PCYC shall have the right, but not the obligation, to provide such Purchase Plans, and to place Purchase Orders for and purchase Drug Product in quantities in excess of those set forth in its Purchase Plans; provided that Contractor shall have no obligation to accept and fulfill any Purchase Order not covered by a Purchase Plan except to the extent provided in Section 3.3.3. The total quantity of Drug Product forecasted for the initial calendar quarter covered by each Purchase Plan shall be considered a firm commitment on the part of PCYC, except as set forth in Section 3.3.5.

               3.3.3 During any Calendar Year, Contractor shall have no obligation to provide any quantity of a Drug Product in excess of [***] of the Annual Forecast for such Drug Product for such Calendar Year, but shall use all reasonable efforts to supply PCYC such additional quantities of such Drug Product as may be ordered by PCYC. Contractor shall have no obligation to supply any quantity of Drug Product to PCYC to the extent that such quantity is in excess of Contractor's Capacity for such Drug Product, subject to Contractor's obligation to so notify PCYC and PCYC's right to purchase such excess amounts of such Drug Product from a Secondary Source as set forth in the following sentence. In the event that Contractor is unable to supply any amount of Drug Product to PCYC for any reason, Contractor shall notify PCYC as soon as possible, whereupon the Primary Source Contract Requirement for such Drug Product shall be reduced by such amount, and the Secondary Source Contract Requirement for such Drug Product shall be commensurately increased.

               3.3.4 (a) In the event that PCYC, during any Calendar Year following Regulatory Approval of a Drug Product by the FDA, orders less than the Minimum Order Commitment for such Drug Product (as defined in subsection (b) below) during such Calendar Year, PCYC shall pay to Contractor an amount equal to [***] (the "Shortfall"), within thirty (30) days of receipt of invoice. PCYC's payment to Contractor for the Shortfall pursuant to this Section 3.3.4 shall be Contractor's sole and exclusive remedy for PCYC's failure to order at least the Minimum Order Commitment of a Drug Product during a Calendar Year.

                     (b) For each Drug Product Manufactured hereunder, and except as set forth in subsection (c) below, the "Minimum Order Commitment" for the entirety of the applicable Territories for each Calendar Year shall be the following percentage of the number of Units set forth in the Annual Forecast (the "Purchase Plan Units");

                             (i) The Minimum Order Commitment shall be [***] of
the Purchase Plan Units for the Calendar Year in which such Drug Product first receives Regulatory Approval in the Territories. If the date of such Regulatory Approval is on or after July 1 of such Calendar Year, then the Minimum Order Commitment shall also be [***] of the Purchase Plan Units for the following Calendar Year (in total, the "[***] Period");


*Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

                             (ii) For the first Calendar Year following the
[***] Period described in subsection (i) above, the Minimum Order Commitment shall be [***] of the Purchase Plan Units;

                             (iii) For the second Calendar Year following the
[***] Period described in subsection (i) above and thereafter, the Minimum Order Commitment shall be [***] of the Purchase Plan Units.

                      (c) Notwithstanding subsection (b) above, and solely with respect to the Initial Drug Product, in the event the Initial Drug Product has not received Regulatory Approval in the Territories by December 31, 2000, then the Minimum Order Commitment for the Initial Drug Product for the entirety of the Territories shall be calculated as follows:

                             (i) The Minimum Order Commitment shall be [***] of
the Purchase Plan Units for the Calendar Year in which such Drug Product first receives Regulatory Approval in the Territories. If the date of such Regulatory Approval is on or after July 1 of such Calendar Year, then the Minimum Order Commitment shall also be [***] of the Purchase Plan Units for the following Calendar Year (in total, the "[***] Period");

                             (ii) For the first Calendar Year following the
[***] Period described in subsection (i) above and thereafter, the Minimum Order Commitment shall be [***] of the Purchase Plan Units.

                      (d) The Minimum Order Commitment may be adjusted with respect to one or more countries in the applicable Territories, as further described in Section 3.3.5(a).

               3.3.5 Notwithstanding Section 3.3.4, in the event that PCYC is required by a Regulatory Authority to cease the sale of a Drug Product in a country or countries, then the following shall apply:

                      (a) The Minimum Order Commitment for such Drug Product with respect to such country(ies) shall be deemed to be [***] of the Units of such Drug Product forecast for such country(ies) under the Annual Forecast for the Calendar Year in which such order or notice of such withdrawal was received by PCYC occurred (the "Cessation Year"); provided that the Minimum Order Commitment shall remain at the levels set forth in Section 3.3.4(b) for the remainder of the applicable Territories during the Cessation Year. Following the Cessation Year, the Minimum Order Commitment for each Calendar Year for the entirety of the applicable Territories shall be deemed to be [***] of the Purchase Plan Units for each such Calendar Year.

                      (b) PCYC shall have the right to cancel all Purchase Orders placed for such Drug Product for such country under the relevant Purchase Plan for the first ninety (90) day period following the date that such order or notice of such withdrawal was received by PCYC (the "Cessation Date") upon written notice to Contractor within ten (10) days following the Cessation Date (the "Cancellation Notice"), subject to Section 3.5. Notwithstanding the foregoing, PCYC shall remain obligated to purchase at the applicable Purchase Price any Batch of such Drug Product Manufactured by Contractor, or for which Contractor has commenced Manufacture (i.e. for which Contractor has put the relevant API into formulation), prior to


*Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

Contractor's receipt of the Cancellation Notice, subject to PCYC's receipt and acceptance of such Batch. All Drug Product purchased by PCYC pursuant to this subsection (a) shall accrue towards the Minimum Order Commitment for such Drug Product.

                      (c) At PCYC's sole election and discretion, PCYC may terminate this Agreement with respect to the Manufacture and supply of such Drug Product for such countries within ninety (90) days of the end of the calendar quarter in which the Cessation Date falls by providing written notice thereof to Contractor, which notice shall specify the country(ies) to which such termination shall apply. Following Contractor's receipt of such notice, PCYC shall have no further obligations or liability hereunder, including without limitation its obligations under Section 3.3.4, with respect to such Drug Product for such country(ies); provided that:

                             (i) PCYC shall reimburse Contractor for its costs
relating to any binding Purchase Orders placed for such Drug Product and cancelled as a result of such termination in accordance with Section 3.5;

                             (ii) PCYC shall remain obligated to purchase at the
applicable Purchase Price any Batch of such Drug Product Manufactured by Contractor, or for which Contractor has commenced Manufacture (i.e. for which Contractor has put the relevant API into formulation), prior to Contractor's receipt of such notice of termination, subject to PCYC's receipt and acceptance of such Batch. All Drug Product purchased by PCYC pursuant to this subsection
(ii) shall accrue towards the Minimum Order Commitment for such Drug Product;
and

                             (iii) in the event that PCYC has not met the
Minimum Order Commitment for such Drug Product as of the date of such termination, as adjusted under this Section 3.3.5 (i.e. the Minimum Order Commitment for such Drug Product for such country(ies) calculated in accordance with subsection (b) above plus the Minimum Order Commitment for such Drug Product for the remainder of the Territories calculated in accordance with
Section 3.3.4(b)), then:

                                    (1) PCYC shall pay to Contractor within
thirty (30) days of the effective date of such termination an amount equal to [***] of the aggregate Purchase Price for the unpurchased Units of such Drug Product remaining from such adjusted Minimum Order Commitment as of such date as an advance payment against such adjusted Minimum Order Commitment.

                                    (2) For the remainder of such Calendar Year,
until PCYC has purchased sufficient quantities of such Drug Product to meet such adjusted Minimum Order Commitment, the Purchase Price for such Drug Product shall be reduced by [***]. Thereafter, the full Purchase Price set forth in the applicable Drug Product Appendix shall once again apply.

                                    (3) In the event that PCYC has not met such
adjusted Minimum Order Commitment by the end of such Calendar Year, then PCYC shall pay to Contractor an amount equal to [***] of the aggregate Purchase Price for the unpurchased Units


*Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

of such Drug Product remaining from such adjusted Minimum Order Commitment within thirty (30) days of receipt of invoice.

                      Solely for purposes of example:

                      -   [***]

        3.4 PURCHASE ORDERS. All purchases of Drug Products shall be made pursuant to written Purchase Orders which shall be delivered to Contractor at least ninety (90) days in advance of the date of shipment specified in said Purchase Order. To the extent that the terms of a Purchase Order are inconsistent with the terms of this Agreement, this Agreement shall control. Contractor shall ship all Drug Products as set forth in Section 5.5 by the date and in the quantities specified in the applicable Purchase Order. Contractor shall be obligated to accept any Purchase Order within the range of permitted variation in the forecasted quantities as set forth in Section 3.3.3. Any other Purchase Order shall be binding on Contractor only if it is accepted by Contractor, which acceptance shall not be unreasonably withheld. PCYC shall be obligated to buy and Contractor shall be obligated to sell only the quantities of Drug Product which are subject to a Purchase Order accepted by Contractor. Any Purchase Order (or portion thereof) for which PCYC has not received a written rejection from Contractor within fifteen (15) business days of Contractor's receipt of such Purchase Order shall be deemed accepted by Contractor. In the event that Contractor rejects any Purchase Order or portion thereof in accordance with Section 3.3.3, the Primary Source Contract Requirements for such Drug Product shall be reduced by such rejected amount, and the Secondary Source Contract Requirements for such Drug Product shall be commensurately increased.

        3.5 AMENDMENT OR CANCELLATION OF PURCHASE ORDER.

               3.5.1 Subject to Section 3.4, PCYC may amend or cancel any Purchase Order by providing Contractor written notice of such amendment or cancellation no later than fifteen (15) calendar days after Contractor's acceptance of the original Purchase Order or as provided in Section 3.3.5.

               3.5.2 In the event that PCYC amends or cancels any Purchase Order, PCYC shall reimburse Contractor for any non-cancelable, out-of-pocket costs reasonably incurred by Contractor in fulfilling such amended or canceled Purchase Order up to the time of Contractor's receipt of such notice of amendment or cancellation, subject to the terms of this Section 3.5. In the case of an amended Purchase Order, such reimbursement shall only be made to the extent of costs that will not be recovered by Contractor upon payment for quantities of Drug Product delivered under the amended Purchase Order. Such reimbursement shall include without limitation the actual cost of any excess or obsolete materials purchased by Contractor for its performance of a binding Purchase Order. PCYC shall also reimburse Contractor for the actual cost of any such excess or obsolete materials that are unique to the Drug Product and are purchased by Contractor based upon the Purchase Plans described in Section 3.3, but only to the extent that the quantities of Drug Product forecasted for such period exceed the quantities covered by Purchase Orders. At PCYC's election, Contractor shall deliver to PCYC any materials for which PCYC has reimbursed Contractor pursuant to this Section 3.5.2.


*Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

               3.5.3 Notwithstanding any other provision of this Section 3.5, PCYC's reimbursement obligations under this Section 3.5 for any materials shall apply only to the extent that such materials cannot reasonably be used by Contractor in fulfilling a subsequent Purchase Order or in fulfilling purchase orders for other customers.

               3.5.4 PCYC's right to amend or cancel a Purchase Order shall not affect its obligation to meet the Minimum Order Commitment under Section 3.3.4, subject to Section 3.3.5.

        3.6 TESTING OF BATCHES BY CONTRACTOR. Contractor will test each Batch of Drug Product in accordance with the applicable Testing Standards and Procedures, and shall supply PCYC with a certificate of analysis confirming that such Batch meets the Drug Product Specifications and Packaging Specifications at the time of batch release if practicable, but in any event no later than with shipment of such Batch in connection with commercial Manufacturing. Contractor shall hold and store samples from each Batch as and for the period required under cGMP. If Contractor notices any testing or material manufacturing discrepancies during the Manufacturing of a Drug Product, Contractor shall promptly notify PCYC. PCYC may retest a Drug Product as more fully set forth in Section 5.2 to confirm that it meets the applicable Drug Product Specifications and Packaging Specifications. The Drug Product Specifications, Packaging Specifications, Testing Standards and Procedures and Drug Product Appendices each may be amended from time to time, as the Parties' experience with the Manufacture, testing and use of each Drug Product warrants, upon mutual written agreement of PCYC and Contractor.

        3.7 SECONDARY SOURCES.

               3.7.1  ALLOCATION OF MANUFACTURING.

                      (a) PCYC reserves the right to secure the Manufacturing of each Drug Product Manufactured by Contractor hereunder, or other forms of manufacturing assistance, from a Secondary Source as provided in this Section
3.7. For the supply of such Drug Product covered by this Agreement that is to be sold or distributed by PCYC in the Territories, PCYC shall receive no more than its Secondary Source Contract Requirements for each Drug Product (as determined in accordance with this Section 3.7.1) from Secondary Sources, except as set forth in Section 3.7.2. Contractor acknowledges that PCYC requires at least one Secondary Source to be qualified for each Drug Product as soon as possible following the Effective Date, and thereafter during the term of this Agreement.

                      (b) The Secondary Source Contract Requirements for each Drug Product shall initially be set at the minimum quantity of such Drug Product necessary to qualify a Secondary Source to Manufacture such Drug Product during the applicable Calendar Year (the "Qualification Amount," as determined in subsection (c) below), and the Primary Source Contract Requirement shall be reduced by such amount, except as follows: In the event that the Annual Forecast for a Drug Product is less than twice the Qualification Amount, PCYC shall not qualify such Secondary Source site for such Drug Product, and the Primary Source Contract Requirements shall not be so reduced.

                      (c) As of the Effective Date, the "Qualification Amount" shall be deemed to be [***] full-scale Batches of the applicable Drug Product per Calendar Year Manufactured at the Secondary Source manufacturing site. In the event that, at any time following the Effective Date, the then-current Qualification Amount for such Drug Product is insufficient to maintain the qualification of a Secondary Source to Manufacture such Drug Product for Regulatory Approval, PCYC shall give Contractor written notice thereof. Upon Contractor's receipt of such notice, the Qualification Amount for such Drug Product automatically shall be increased to the minimum quantity of such Drug Product necessary to qualify such Secondary Source for Regulatory Approval, and the Primary Source Contract Requirements shall be commensurately reduced.

                      (d) [***]

                      (e) The Secondary Source Contract Requirements for each Drug Product may be further adjusted as set forth in Sections 3.3.3, 3.4, 3.5 and 5.3.2.

               3.7.2  MATERIAL SUPPLY BREACH.

                      (a) In the event of a Material Supply Breach, PCYC shall provide Contractor written notification of such Material Supply Breach. Upon Contractor's receipt of such notice and failure to cure such Material Supply Breach within twenty (20) calendar days of such notice, the Secondary Source Contract Requirements for such Drug Product shall be increased by an amount equal to Contractor's shortfall in fulfilling the Purchase Orders for such Drug Product, and the Primary Source Contract Requirements for such Drug Product shall be commensurately reduced.

                      (b) In the event that Contractor reasonably anticipates that there is a substantial likelihood that a Material Supply Breach will occur, Contractor shall promptly notify PCYC in writing thereof. Upon receipt of such notice, the Parties shall promptly confer to discuss the circumstances and magnitude of such potential Material Supply Breach, and to determine in good faith whether there are any reasonable steps that Contractor could take to avoid such Material Supply Breach. If PCYC is not reasonably satisfied that Contractor will be able to avoid such Material Supply Breach, then the Secondary Source Contract Requirements for such Drug Product shall be increased by an amount equal to Contractor's good-faith projection of its shortfall in fulfilling the Purchase Orders for such Drug Product, and the Primary Source Contract Requirements for such Drug Product shall be commensurately reduced.

        3.8 CONTRACTOR'S FACILITY. All Manufacture of Drug Product hereunder shall be conducted at the Facility. In the event that Contractor sells or otherwise transfers ownership or control of the Facility to any third party or Affiliate, such third party or Affiliate shall expressly assume Contractor's obligations hereunder; provided, however, that any such assumption shall not relieve Contractor of any liability for such third party's or Affiliate's failure to perform under this Agreement. Contractor hereby expressly waives any requirement that PCYC exhaust any right, power or remedy, or proceed against such third party or Affiliate, for any obligation or performance hereunder prior to proceeding directly against Contractor.


*Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

                                    ARTICLE 4

                           PURCHASE PRICE AND PAYMENT.

        4.1 PURCHASE PRICE.

               4.1.1 Subject to the terms of this Section 4.1, PCYC shall pay Contractor for development work as per the applicable Development Plan and for regulatory work as per the applicable Regulatory Plan. For each Drug Product to be used for commercial sale, PCYC shall pay Contractor the Purchase Price as calculated in Section 4.1.2, which Purchase Price shall be deemed to be full compensation for all work performed by Contractor relating to the Manufacture and supply of such Drug Product hereunder, including without limitation all Contractor Components used in such Manufacture, all inspection and testing activities performed by Contractor and delivery of such Drug Product as set forth in Section 5.5, unless expressly provided otherwise herein.

               4.1.2 For each Drug Product Manufactured and supplied by Contractor to PCYC hereunder, the Purchase Price shall be based on the price per Unit set forth in the Drug Product Pricing section of the applicable Drug Product Appendix, in accordance with the incremental pricing schedule set forth therein.

               4.1.3 Upon the first anniversary of the date of Regulatory Approval of each Drug Product in the United States, and annually thereafter, the Purchase Price of such Drug Product may be adjusted by written notice to PCYC to reflect changes, as demonstrated by written records, in the costs of the materials provided by Contractor for, or wages paid by Contractor directly related to, the Manufacture of such Drug Product hereunder, which notice shall set forth the amount of such increase and supporting documentation. Notwithstanding the foregoing, such adjustment shall not result in an increase in excess of the annual percentage increase for the most recent twelve (12) month period for which figures are available in the Price Index, Pharmaceutical Preparations, Ethical (Prescription), Commodity Code 06-35, issued by the Bureau of Labor Statistics, U.S. Department of Labor.

        4.2 PAYMENT. All development work shall be invoiced in accordance with the prices stated in the applicable Development Plan or Project Plan, which may include Batches for clinical or experimental use. All regulatory work shall be invoiced in accordance with the prices stated in the applicable Regulatory Plan. Each Drug Product Manufactured and supplied hereunder for commercial sale shall be invoiced at the Purchase Price at time of shipment for quantities actually shipped (plus QC Samples and Contractor's GMP retains). Payments by PCYC shall be made in U.S. dollars by check mailed to Contractor by regular first class mail within thirty (30) days from the later of the date of shipment or PCYC's receipt of invoice. In the event that PCYC rejects a Batch of a Drug Product pursuant to Section 5.2, any amounts paid by PCYC for such rejected Drug Product shall immediately, at PCYC's election, either be credited to PCYC's account or refunded to PCYC. If payment is not promptly made by PCYC as set forth in this
Section 4.2, then:

               4.2.1 After ten (10) days written notice to PCYC of such payment deficiency, Contractor may refuse all further orders until PCYC's account is paid in full, unless PCYC, in good faith, disputes Contractor's claim of such payment deficiency and is otherwise paying its invoices on a current basis; and

               4.2.2 After thirty (30) days written notice to PCYC of such payment deficiency, if PCYC has failed to cure such payment deficiency within such thirty day period, Contractor may then terminate this Agreement, either in its entirety or solely with respect to the Drug Product to which such payment deficiency relates, with the effect set forth in Section 12.4 hereof, unless PCYC, in good faith, disputes Contractor's claim of such payment deficiency and is otherwise paying its invoices on a current basis.

        All late payments may bear interest at the rate of one and one half percent (1.5%) per month from the designated due date.

        4.3 ADDITIONAL PAYMENTS.

               4.3.1 Additional work created by changes in manufacturing schedules, odd lot sizes or non-compliance by PCYC with its material obligations hereunder, which is directly attributable to PCYC, will be billed by Contractor to PCYC separately; provided that such work and its associated costs have been previously approved by PCYC in writing. If PCYC does not approve such additional work and its associated costs, and such work is directly and solely attributable to PCYC's noncompliance with its material obligations hereunder, then PCYC shall promptly notify Contractor in writing that PCYC does not approve such work, and shall pay Contractor a cancellation fee in the amount set forth in the applicable Drug Product Appendix.

               4.3.2 Notwithstanding Section 4.3.1, in the event that Contractor receives the API or other PCYC Components for the Manufacture of a Drug Product from PCYC less than thirty (30) days prior to the scheduled date of Manufacture of such Drug Product but sufficiently in time to permit Manufacture of such Drug Product by such scheduled date, as reasonably determined by Contractor, Contractor shall charge PCYC an additional fee of [***] and shall Manufacture such Drug Product as per the original schedule. Such additional fee shall be Contractor's sole and exclusive remedy for such late delivery of such API or other PCYC Components.

        4.4 RECORDS. Contractor shall keep accurate records in sufficient detail to permit the determination of all invoices and fees payable, credits due and Units of Drug Product Manufactured hereunder. Within ten (10) days following a request by PCYC, Contractor shall permit PCYC or its designee to examine such records during ordinary business hours for the purpose of verifying the correctness of any such invoices, fees, credits and Units. Contractor shall retain such records for at least three (3) years from the date of each invoice to which such records pertain or for such longer period as may be required by any regulatory body. Such review shall be limited to once annually or more frequently for cause, as defined in Section 6.2.5.

        4.5 ARTWORK. PCYC shall supply, at its own cost, all camera ready artwork for labels (including art work for shipping labels) for each Drug Product at least sixty (60) days prior to the shipping date. PCYC is responsible for ensuring that all data and information supplied to Contractor for labeling shall comply with the laws and regulations of the applicable Regulatory Authority, and the reasonable cost of any changes requested by PCYC in such labeling shall be


*Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

borne by PCYC. Contractor hereby consents to the use of its name on any such artwork, or otherwise on any packaging or labeling, only if required under the FD&C Act or any comparable regulatory requirements of any agency of the United States or any other Regulatory Authority, and in a manner approved by Contractor in its sole, reasonable discretion.

                                    ARTICLE 5

                    DELIVERY AND ACCEPTANCE OF DRUG PRODUCT.

        5.1 QUALITY CONTROL SAMPLE OF DRUG PRODUCT. Prior to the shipment of any Batch of Drug Product, Contractor shall provide PCYC with (a) a quality control sample of such Batch as specified in the applicable Drug Product Appendix (the "QC Sample") for the purpose of confirming that such Batch meets the Drug Product Specifications and Packaging Specifications; (b) one copy of the corresponding Released Executed Batch Record, together with written confirmation that such batch record has been reviewed and approved by Contractor's quality assurance unit; and (c) a certificate of analysis for such Batch.

        5.2 ACCEPTANCE AND REJECTION OF DRUG PRODUCT.

               5.2.1 PCYC may reject any Batch delivered hereunder that does not conform with the applicable Project Plan, Master Batch Record, Contractor's standard operating procedures, certificate of analysis, Drug Product Specifications or Packaging Specifications (collectively, the "Specifications") based upon PCYC's testing of the QC Sample in accordance with the Testing Standards and Procedures. Any such notice of rejection shall be in writing and shall indicate the reasons for such rejection. Such notice is to be delivered to Contractor within fifteen (15) days from PCYC's receipt of the QC Sample from the designated carrier. If no such notice of rejection is received, then PCYC shall be deemed to have accepted such Batch at the end of such fifteen-day period and to have waived its right to revoke acceptance, subject to Section 7.3.

               5.2.2 (a) After notice of rejection is given, PCYC shall cooperate with Contractor in determining whether rejection is necessary or justified and deliver to Contractor a sample of the allegedly non-conforming QC Sample for Contractor's evaluation. Contractor will evaluate process issues and other reasons for such non-compliance. Contractor shall notify PCYC as promptly as reasonably possible whether it accepts PCYC's basis for any rejection and may, at Contractor's cost, inspect PCYC's or its designee's facilities to confirm the testing results, which PCYC shall make reasonably available upon Contractor's request.

                      (b) If Contractor disagrees with PCYC's determination that a QC Sample does not meet the Specifications or that such alleged non-conformity was caused by the acts or omissions of Contractor, such QC Sample shall be submitted to a mutually acceptable, independent third party laboratory, or third party consultant, if appropriate. Such third party laboratory or consultant shall determine whether such QC Sample conforms to the Specifications. The Parties agree that such third party laboratory's or consultant's determination shall be final and determinative.

                             (i) If the third party laboratory or consultant
determines that such QC Sample meets the Specifications, or if it is otherwise determined that the non-conformity was not caused by the acts or omissions of Contractor, then PCYC shall be deemed to have accepted such Batch, and shall pay for such Batch as set forth in Section 4.2.

                             (ii) If the third party laboratory or consultant
determines that such Drug Product does not meet the Specifications, and if it is otherwise determined that such non-conformity was caused by the acts or omissions of Contractor, then such Batch shall be deemed rightfully rejected, and PCYC shall have no further obligation under this Agreement with respect to such Batch. Any amounts paid by PCYC pursuant to Section 4.2 with respect to such Batch and PCYC's out-of-pocket cost of the API and other PCYC Components consumed in the Manufacture of the rejected Batch shall, at PCYC's election, either be refunded to PCYC or credited to PCYC's account.

                             (iii) The Party against whom the third party
laboratory or consultant rules shall bear all costs of the third party laboratory or consultant with respect to such testing of such Batch.

        5.3 REPLACEMENT BATCHES.

               5.3.1 Whether or not Contractor accepts PCYC's basis for rejection under Section 5.2, promptly on receipt of a notice of rejection of a Batch and receipt of API from PCYC, Contractor shall use reasonable efforts at PCYC's written request to replace such rejected Batch, and PCYC shall purchase such replacement Batch at the applicable Purchase Price, subject to its acceptance of such Batch pursuant to Section 5.2. If Contractor does not accept PCYC's basis for such rejection, then Contractor shall initially bear the expenses of the independent third party laboratory or consultant described in
Section 5.2.2(b), subject to Section 5.2.2(b)(iii).

               5.3.2 In the event that Contractor does not give PCYC written notice, within fifteen (15) days of its receipt of PCYC's written request, that it will be able to replace such rejected Batch within a period of time reasonably acceptable to PCYC, the Secondary Source Contract Requirements shall be increased by the amount of such Batch, and the Primary Contract Source Requirements for such Drug Product for that Calendar Year shall be commensurately reduced. Notwithstanding the foregoing, if it is subsequently determined pursuant to Section 5.2.2 that the rejected Batch does conform to the applicable Specifications, then the Secondary Source Contract Requirements shall be reduced, and the Primary Source Contract Requirements shall be increased, by the amount of such Batch; provided that PCYC's purchase of a replacement Batch from a Secondary Source shall not be deemed a breach of this Agreement.

        5.4 DESTRUCTION OF DRUG PRODUCT. Neither Party may destroy any Drug Product alleged not to meet the Specifications until the third party laboratory or consultant determines whether such Drug Product meets such Specifications and provides written notification to the Parties with respect to such determination, unless Contractor accepts PCYC's basis for such rejection. Thereafter, Contractor shall have the obligation to destroy, or have destroyed, at its cost, all such rejected Drug Product. Upon Contractor's written request and at Contractor's cost,

PCYC shall return to Contractor any rejected Drug Product. The Parties agree that in the event of destruction of Drug Product, the method of such destruction shall be in compliance with all Federal, state and local laws, rules and regulations.

        5.5 DELIVERY OF DRUG PRODUCT. All deliveries of Drug Product and QC Samples shall be shipped FCA (INCOTERMS 1990) the Facility to a location designated by PCYC. All Batches shall be so shipped within fifteen (15) days of acceptance of each Batch pursuant to Section 5.2. PCYC shall be responsible for all freight and delivery charges, including without limitation insurance charges, and shall assume all risk of loss of the Drug Product and QC Samples after transfer of possession to the designated carrier.

        5.6 PCYC COMPONENT NON-CONFORMITY.

               5.6.1 If any Batch is rejected by PCYC, and such Batch's failure to meet the Specifications is a result of non-conforming API or other PCYC Component, then PCYC shall be obligated to pay the full Purchase Price for such rejected Batch, except as set forth in Section 5.6.2. Any disputes regarding the rejection of such Batch shall be resolved by a third party laboratory or consultant pursuant to Section 5.2.2.

               5.6.2 Where a rejected Batch's failure to meet the applicable Specifications is a result of non-conforming API or other PCYC Components, and such non-conformance of the API or other PCYC Components would have been reasonably evident from the identification testing performed by Contractor pursuant to Section 3.2.2, then PCYC shall supply Contractor with the applicable API and other PCYC Components for such Batch, at PCYC's expense, and Contractor shall Manufacture a replacement Batch of such Drug Product, as promptly as reasonably possible and at Contractor's expense, and subject to PCYC's acceptance thereof pursuant to Section 5.2. Contractor's Manufacture of such replacement Batch pursuant to this Section 5.2.2 shall be PCYC's sole and exclusive remedy for Contractor's failure to identify such non-conforming API or other PCYC Component and its subsequent Manufacture of such non-conforming Drug Product hereunder.

                                    ARTICLE 6

                         QUALITY ASSURANCE; REGULATORY.

        6.1 MASTER BATCH RECORD. Each Master Batch Record for each Drug Product shall be prepared and maintained in Contractor's standard format by Contractor, using PCYC's master formula and technical support. Each Master Batch Record shall be subject to approval by Pharmacyclics' Chemical Operations and Quality Assurance groups.

        6.2 AUDITS.

               6.2.1 PCYC shall have the right to conduct a general audit of the Facility and of the equipment, system and processes used in the Manufacture of the Drug Product to evaluate compliance with cGMP on a yearly basis, or more frequently for cause as set forth in Section 6.2.5. PCYC may make recommendations to Contractor based on such audit, and Contractor agrees to give such recommendations good faith consideration. Contractor shall be responsible for compliance with cGMP and shall promptly take such action as may be necessary to bring said equipment, system, processes and Facility into conformance therewith.

               6.2.2 In the event that PCYC notifies Contractor following an audit under this Section 6.2 that Contractor is not in compliance with cGMP, and Contractor disagrees with such finding, then the Parties shall engage a mutually acceptable independent expert to audit Contractor and to determine whether Contractor is cGMP compliant. The findings of such expert shall be final and binding upon the Parties. The Party with whom such expert disagrees shall pay the costs of such expert.

               6.2.3 Reasonable notice will be provided by PCYC to Contractor to schedule the date of such audit. If Contractor needs to cancel such audit due to events outside of Contractor's reasonable control (e.g., FDA inspection unrelated to the Drug Product, act of God, etc.), Contractor will immediately contact PCYC to re-schedule the audit.

               6.2.4 If PCYC requests additional audits which are not (a) due to Contractor's compliance status, either with respect to cGMP or with the terms of this Agreement, or (b) as a prerequisite to receipt of Regulatory Approval, then PCYC shall reimburse Contractor for its reasonable, documented expenses incurred in hosting such audit including time spent in preparation and follow-up, at the rate of [***] per hour.

               6.2.5 PCYC shall also have the right to conduct such audits as necessary for cause. For purposes of this Section 6.2.5 and Section 4.4, "for cause" shall include without limitation the following: failure of Drug Product to meet Drug Product Specifications or Packaging Specifications; adverse audit or inspection observations from a Regulatory Authority; inadequate Batch documentation; and lack of follow-up on outstanding actions items from previous audits, where "adverse" shall mean [***]. Such "for cause" audits shall not be unreasonably requested by PCYC, and approval therefor shall not be unreasonably withheld or delayed by Contractor. PCYC's failure to exercise its right to audit the Facility will not represent a waiver of any future exercise of this right or of any other rights under this Agreement, nor does it represent acceptance of any conditions past or present that might exist or result from such conditions at the Facility.

        6.3 REGULATORY MATTERS; RECORDS.

               6.3.1 Contractor shall keep documentation and records in accordance with the requirements of cGMP. Copies of all documentation and information relating to the Manufacture, processing, packaging and shipping of Drug Products and/or required to support PCYC's NDA (or IND, if appropriate) or other regulatory submission, including but not limited to information relating to Batch records, methods, equipment and the Facility, will be provided by Contractor to PCYC for review and inclusion as necessary in its regulatory submissions. Contractor shall maintain all records and documentation under this
Section 6.3 and any inspection samples and data for at least one (1) year past the expiration dates of each Batch or for such longer period as may be required by cGMP or other regulations promulgated by the Regulatory Authorities applicable to the relevant Drug Product. Contractor shall invoice PCYC, and PCYC shall pay Contractor, for such regulatory work as set forth in the applicable Regulatory Plan.


*Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

               6.3.2 PCYC shall have sole responsibility, at its expense, for obtaining all permits and licenses necessary or required for the sale, marketing and commercialization of Drug Products. Contractor shall be responsible, at its expense, for obtaining and maintaining all permits and licenses required for it to carry out its development, regulatory and Manufacturing obligations hereunder. Contractor agrees to use commercially reasonable efforts to assist PCYC in obtaining any Regulatory Approval which may be required for the marketing of Drug Products in any country agreed to in the applicable Regulatory Plan. Such efforts shall include, without limitation, (a) providing information in Contractor's possession that is useful or required by PCYC to submit regulatory filings or obtain permits or licenses with respect to Drug Products, including all information necessary for PCYC to complete the CMC portions of its regulatory filings; (b) allowing the use of Contractor's name in any such filings; and (c) taking any and all other actions reasonably required to assist in the licensing of Drug Products.

               6.3.3 Upon the request of any Regulatory Authority, such entity shall have access to observe and inspect the Facility and Contractor's procedures used for the Manufacture, testing or storage of any API or Drug Product, including process development and Manufacturing operations, and to audit such Facility for compliance with cGMP and/or other applicable regulatory standards. Contractor shall give PCYC immediate notice of any upcoming inspections or audits by a Regulatory Authority of the Facility relating to any Drug Product Manufactured hereunder, and shall provide PCYC the opportunity to be present at such inspection or audit. Access to the Facility may be subject to reasonable restrictions customarily placed upon visitors to the site.

               6.3.4 Contractor also agrees to notify PCYC within two (2) business days of any written or oral inquiries, notifications, or inspection activity by any Regulatory Authority (or any third party authorized by a Regulatory Authority) in regard to any Drug Product. Contractor shall provide a reasonable description to PCYC of any such inquiries, notifications or inspections promptly (but in no event later than five (5) business days) after such visit or inquiry. Contractor shall furnish to PCYC (a) within two (2) business days after receipt, any report or correspondence issued by the Regulatory Authority (or a third party authorized by a Regulatory Authority) in connection with such visit or inquiry, including but not limited to, any FDA Form 483 (List of Inspectional Observations) or warning letter, and (b) not later than five (5) business days prior to the time it provides to a Regulatory Authority, copies of any and all proposed written responses or explanations relating to items set forth above (each, a "Proposed Response"), in each case purged only of trade secrets or other confidential or proprietary information of Contractor that are unrelated to its obligations under this Agreement or are unrelated to Drug Products. Contractor shall discuss with PCYC any comments provided by PCYC on the Proposed Response and the Parties shall mutually agree on those portions of the final written response or explanation to be provided to the Regulatory Authority that have a material effect on any Drug Product Manufactured hereunder. Notwithstanding the preceding sentence, in the event that either PCYC fails to promptly respond to the comments of Contractor in connection with preparation of the Proposed Response or a portion of such response is likely to have a material effect on Contractor's customers other than PCYC, then Contractor shall have the sole right to prepare such portion of such response, provided that Contractor shall in good faith consider PCYC's comments relating thereto and shall use reasonable efforts to incorporate such comments. After the filing of a response with the appropriate Regulatory Authority, Contractor will notify PCYC of any further contacts with a Regulatory Authority relating to

Contractor's Manufacture of Drug Products. Contractor shall respond to all inquiries made by a Regulatory Authority relating to Contractor's Manufacture of Drug Products hereunder in a timely manner.

               6.3.5 Contractor shall promptly notify PCYC of any other production issues or other information of which Contractor becomes aware that affect the regulatory status of a Drug Product or the ability of Contractor to supply a Drug Product in accordance with PCYC's forecasted requirements.

               6.3.6 Contractor agrees to take reasonable steps to rectify or resolve any deficiencies noted by a Regulatory Authority (or a third party authorized by a Regulatory Authority) in a report or correspondence issued to Contractor, and that are based on Contractor's performance under this Agreement.

               6.3.7 Each Party shall promptly notify the other of new regulatory requirements of which it becomes aware which are relevant to the Manufacture of a Drug Product under this Agreement and which are required by the FDA, other applicable Regulatory Authority or other applicable laws or governmental regulations, and shall confer with each other with respect to the best means to comply with such requirements.

        6.4 DRUG MASTER FILE. Contractor shall file and maintain the appropriate Drug Master File ("DMF") for its Manufacture of each Drug Product hereunder in accordance with 21 CFR 314.420, as may be amended from time to time, at Contractor's expense. Contractor shall provide PCYC with letters of authorization to reference such DMF in its filings with the FDA and other Regulatory Authorities.

        6.5 STABILITY TESTING. Contractor shall be responsible for performing stability testing of each commercial Drug Product.

        6.6 CHANGES IN MANUFACTURE.

               6.6.1 Contractor shall not alter any processing steps with respect to the Manufacture of each Drug Product, as such steps are set forth in the NDA, DMF (or IND, if appropriate), applicable Manufacturing protocols, Master Batch Records or any other document governing such steps. Contractor may, from time to time, suggest to PCYC changes Contractor may wish to make in the Manufacture of a Drug Product, the location of Manufacture within the Facility, the equipment used to Manufacture such Drug Product or the process used to Manufacture such Drug Product. Contractor shall notify PCYC of any such suggested changes via Contractor's change notice procedure, but shall not implement any such changes until signature approval has been received from PCYC's authorized quality assurance and manufacturing representatives designated in the applicable Drug Product Appendix. PCYC shall have no obligation to accept any such suggestions.

               6.6.2 Notwithstanding Section 6.6.1, Contractor may make purely administrative changes to a Master Batch Record, provided that Contractor notifies PCYC in writing and delivers a copy of the revised Master Batch Record to PCYC at least ten (10) days prior to using such Master Batch Record in Manufacturing the applicable Drug Product.

               6.6.3 In the event that the location of Manufacture within the Facility is changed in conformance with Section 6.6.1, the costs of such change, including without limitation the costs of any additional testing and of updating regulatory submissions relating to the Manufacture of the Drug Products in such new location (collectively, the "Moving Costs") shall be allocated as follows, unless otherwise agreed by the Parties in writing:

                      (a) If such change is initiated at Contractor's written request (for example, because such new location would be more convenient for Contractor, or because PCYC's forecasts for a Drug Product regularly exceed Contractor's Capacity and Contractor desires to increase the Primary Source Contract Requirements for such Drug Product), then Contractor shall bear all Moving Costs, provided that PCYC shall bear the costs of the API necessary for conducting validation runs in such new location; and

                      (b) If such change of location is initiated at PCYC's written request (for example, because PCYC desires that Contractor increase its Manufacturing capacity and/or because of lower costs of Manufacture in such location) then PCYC shall bear all Moving Costs, provided that such lower costs are passed through to PCYC.

                      For clarity, neither (i) PCYC's mere approval of Contractor's request for a change in the location of Manufacture, nor (ii) PCYC's submissions of forecasts for a Drug Product in excess of Contractor's Capacity for such Drug Product without an affirmative written request by PCYC that Contractor increase its Manufacturing capacity for such Drug Product, shall be deemed a request by PCYC that the location of Manufacture be changed.

               6.6.4 (a) If facility, equipment, process, or system changes are required of Contractor as a result of requirements set forth by a Regulatory Authority, where (i) such requirements are not in force as of the Effective Date ("Regulatory Changes"), (ii) such Regulatory Changes do not involve normal upgrades for cGMP purposes, and (iii) such Regulatory Changes apply solely to the Manufacture and supply of one or more Drug Products and not to other products manufactured by Contractor for its own use or for third parties, then PCYC and Contractor will review such requirements and agree in writing to such Regulatory Changes, and PCYC shall bear one hundred percent (100%) of the reasonable, documented costs thereof, subject to subsection (c) below.

                      (b) If such Regulatory Changes apply to one or more Drug Products as well as to other products manufactured by Contractor for itself or for third parties, and such Regulatory Changes do not involve normal upgrades for cGMP purposes, then PCYC shall pay a pro rata amount of the full, reasonable costs of such Regulatory Changes based upon the proportion of time that such facility is dedicated to the Manufacture of such Drug Product relative to the Manufacture of all such other products, subject to subsection (c) below.

                      (c) Contractor shall have sole responsibility of implementing such Regulatory Changes. PCYC shall bear the reasonable, documented costs of such Regulatory Changes as set forth in subsection (a) and (b) above, subject to PCYC's prior written approval of such costs. Notwithstanding any other provision of this Section 6.6.4, if PCYC, in its sole discretion, determines that it does not desire to pay such costs, then PCYC shall have the right to terminate this Agreement with respect to the Drug Product(s) that are the subject of such

Regulatory Changes, on ninety (90) days prior written notice, in which event PCYC shall pay Contractor a cancellation fee equal to the applicable aggregate Purchase Price for the Minimum Order Commitment for such Drug Product for the Calendar Year in which the effective date of such termination occurs, less the number of Units of such Drug Product purchased by PCYC as of the effective date of such termination. Such payment shall be Contractor's sole and exclusive remedy with respect to such termination.

               6.6.5 (a) If Contractor is required to obtain specialized equipment in order to Manufacture Drug Products for PCYC, the cost of such equipment shall by paid by PCYC subject to its prior written approval of such costs. Contractor shall advise PCYC of the specialized equipment required and the estimated costs associated with the purchase and installation of such equipment. If PCYC, in its sole discretion, determines that it does not desire to pay the costs for such equipment, then PCYC shall have the right to terminate this Agreement with respect to the Drug Product(s) for which such equipment is required, on ninety (90) days prior written notice. PCYC shall be invoiced for all approved costs after installation and acceptance of such equipment by Contractor. PCYC shall make payment no later than thirty (30) days after receipt of invoice.

                      (b) Upon termination or expiration of this Agreement, Contractor at its option, shall either (i) transfer ownership of the specialized equipment paid for by PCYC pursuant to subsection (a) above to PCYC, or (ii) purchase such equipment by paying PCYC the then-current book value of such equipment. If Contractor uses such specialized equipment for any purpose other than the Manufacture of Drug Products for PCYC hereunder, then Contractor shall promptly notify PCYC and shall purchase the equipment from PCYC by paying PCYC the then-current book value of the equipment, provided that any depreciation of such equipment shall be calculated in accordance with Generally Accepted Accounting Principles.

                      (c) This Section 6.6.5 shall not apply to any standard equipment normally used or required for the Manufacture of Drug Products or for additional standard equipment required to increase production capacity or efficiency at the Facility. Contractor represents and warrants that, to its knowledge as of the Effective Date, no specialized equipment will be required to Manufacture the Initial Drug Product hereunder.

        6.7 EMERGENCY ACCESS. The Parties agree that in case of an emergency affecting the quality of any Drug Product, a PCYC representative shall have access to Contractor's project manager for the purpose of dealing with such emergency, and shall have the right to audit the Facility for cause as set forth in Section 6.2.5.

        6.8 COMPLIANCE WITH LAWS.

               6.8.1 Contractor shall comply with all applicable present and future orders, regulations, requirements and laws of the United States federal, state and local authorities and agencies, and all other Regulatory Authorities, including without limitation all laws and regulations applicable to the transportation, storage, use, handling and disposal of hazardous materials, in each case to the extent that any such government has jurisdiction over Contractor or the Manufacture, sale or use of a Drug Product. Contractor represents and warrants to PCYC that it has and will maintain during the term of this Agreement all government permits, including without limitation health, safety and environmental permits, necessary for the conduct of the actions and procedures that it undertakes pursuant to this Agreement. Contractor agrees not to export, directly or indirectly, any United States source technical data acquired from PCYC or any products utilizing such data to countries outside the United States, which export may be in violation of the United States export laws or regulations.

               6.8.2 PCYC shall comply with all applicable present and future orders, regulations, requirements and laws of the United States federal, state and local authorities and agencies, and all other Regulatory Authorities, including without limitation all laws and regulations applicable to the transportation, storage, use, handling and disposal of hazardous materials, in each case to the extent that any such government has jurisdiction over PCYC or the Manufacture, sale or use of a Drug Product. PCYC represents and warrants to Contractor that it has and will maintain during the term of this Agreement all government permits, including without limitation health, safety and environmental permits, necessary for the conduct of the actions and procedures that it undertakes pursuant to this Agreement. PCYC agrees not to export, directly or indirectly, any United States source technical data acquired from Contractor or any products utilizing such data to countries outside the United States, which export may be in violation of the United States export laws or regulations.

                                    ARTICLE 7

                              COMPLAINTS; RECALLS.

        7.1 COMPLAINTS AND ADVERSE REACTIONS.

               7.1.1 Contractor shall advise PCYC of any complaints, adverse reaction reports, safety issues or toxicity issues relating to any Drug Product of which it becomes aware, regardless of the origin of such information, within the time frame required by cGMP and 21 CFR 312 and 314, and the corresponding regulations of the applicable Regulatory Authorities (collectively, the "Regulations") but in no event later than two (2) days from the initial complaint or report. PCYC's obligation to notify Contractor promptly of such complaints shall extend only to those complaints that may have relevance to the Manufacturing activities conducted by Contractor, and shall not extend to complaints or adverse reactions due to inherent Drug Product characteristics or arising from the activities of third parties unrelated to Contractor.

               7.1.2 PCYC shall retain and manage complaints in accordance with the Regulations. The Parties hereby agree to cooperate with one another and with any Regulatory Authority in the evaluation and investigation of any complaint, claim or adverse reaction report related to the Manufacture of such Drug Product with the intention of complying with the Regulations.

               7.1.3 If any such event occurs, Contractor shall retain any unused supplies of such Drug Product and its associated Components, including without limitation the applicable API, and all associated Batch and other production records in such manner as PCYC may reasonably direct. Such retention shall be at PCYC's expense, except if such event is caused by Contractor's wrongful act or omission. Contractor agrees to respond to PCYC in respect to such complaint investigations involving Contractor's Manufacturing of a Drug Product or services rendered hereunder as soon as reasonably possible but in any case within thirty
(30) days from receipt by Contractor of the report of such complaint and sample (if available), or in the case of a serious adverse event, within ten (10) days from receipt of the report of such complaint and sample (if available). PCYC and/or its designee shall serve as the sole point of contact with the FDA or other applicable governmental entity concerning any complaints, adverse reaction reports, safety issues or toxicity issues with respect to the Drug Product.

        7.2 DRUG PRODUCT DEFECTS. If either Party becomes aware at any time of any defect or the possibility of any defect associated with any Drug Product Manufactured by Contractor hereunder, said Party will notify the other Party immediately and confirm the notification as soon as possible in writing.

        7.3 RECALLS. PCYC shall notify Contractor promptly if any Drug Product Manufactured by Contractor hereunder is the subject of a recall or correction, and PCYC and/or its designee shall have the sole responsibility for the handling and disposition of such recall or correction. In the event that a recall is required in connection with Contractor's breach of any of its warranties set forth in Section 8.2 hereof, then Contractor shall reimburse PCYC for the Purchase Price of such Drug Product actually returned, the corresponding cost of the API and all other reasonable costs and expenses associated with such Drug Product recall or correction, but only to the extent that the foregoing costs and expenses are directly attributable to Contractor's breach of its warranties hereunder, and only to the extent that such costs and expenses do not exceed the amounts paid by PCYC under this Agreement with respect to such Drug Product. In all other events of a recall, all costs and expenses incurred in connection with such Drug Product recall shall be borne by PCYC. PCYC and/or its designee shall serve as the sole point of contact with the FDA or other applicable Regulatory Authority concerning any recall or correction with respect to the Drug Product. For purposes of this Section 7.3, reasonable costs and expenses associated with such Drug Product recall or correction shall not exceed the following amounts:


                                      [***]



                                    ARTICLE 8

                         REPRESENTATIONS AND WARRANTIES.

        8.1 MUTUAL REPRESENTATIONS AND WARRANTIES. Each Party hereby represents and warrants to the other Party that: (a) the person executing this Agreement is authorized to execute this Agreement; (b) this Agreement is legal and valid and the obligations binding upon such Party are enforceable by their terms; and (c) the execution, delivery and performance of this Agreement does not conflict with any agreement, instrument or understanding, oral or written, to which such Party may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

        8.2 CONTRACTOR WARRANTIES. Contractor warrants that all Drug Product Manufactured by Contractor hereunder shall, at the time of delivery to PCYC's designated


*Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

carrier: (a) conform to the applicable Drug Product Specifications and Packaging Specifications; (b) have been Manufactured, handled, stored, labeled, packaged and transported in accordance with the Master Batch Records, and with cGMP and all other applicable laws, regulations and other requirements of all applicable Regulatory Authorities; and (c) not be (i) adulterated or misbranded by Contractor within the meaning of the FD&C Act, or (ii) an article that may not be introduced into interstate commerce under the provisions of Sections 404 or 505 of the FD&C Act. This warranty is exclusive and in lieu of all other warranties, whether written or oral, implied or statutory. Except for those warranties set forth in Sections 8.2, 8.3 and 8.4 of this Agreement, Contractor makes no other warranties, written, oral, express or implied, with respect to any Drug Product. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT ARE HEREBY DISCLAIMED BY CONTRACTOR. NO WARRANTIES OF CONTRACTOR MAY BE CHANGED BY ANY REPRESENTATIVE OF CONTRACTOR. PCYC accepts all Drug Product Manufactured by Contractor hereunder subject to the terms of this Section 8.2.

        8.3 NO DEBARMENT OR CONVICTIONS. Contractor represents and warrants that: (a) it has not and will not use in any capacity the services of any persons debarred under 21 U.S.C. Section 335(a) or 335(b) in connection with its Manufacture of any Drug Product; (b) neither Contractor nor any Contractor official or employee has been convicted of a felony under Federal law for conduct relating to the development or approval, including the process for development or approval, of any drug, product, NDA, abbreviated NDA or IND; and
(c) no Contractor official or employee has been convicted of a felony under United States law for conduct otherwise relating to the regulation of any drug substance or drug product under the FD&C Act.

        8.4 YEAR 2000 COMPLIANCE. Contractor represents and warrants that it has in place a program designed to ensure that it will be Year 2000 Compliant (as defined below) or that its failure to be Year 2000 Compliant will not materially affect its performance under this Agreement. For purposes of this Section 8.4, "Year 2000 Compliant" means computer systems used in connection with the performance of work under this Agreement shall operate and function without (i) any failure of such computer systems properly to record, store, process, calculate or present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000 as a result of the occurrence, or use of data consisting of, such dates; (ii) any failure of such computer systems to calculate any information dependent on or relating to dates on or after January 1, 2000 in the same manner, and with the same functionality, data integrity and performance, as such computer system records, stores, processes, calculates and presents calendar dates on or before December 31, 1999, or information dependent on or relating to such dates; or (iii) any loss of functionality or performance with respect to the introduction of records or processing of data containing dates falling on or after January 1, 2000.

        8.5 PCYC WARRANTIES. PCYC warrants that (a) it has the right to give Contractor any information provided by PCYC hereunder, and that Contractor has the right to use such information for the Manufacture of the Drug Product for any Regulatory Authority-approved use under this Agreement, and (b) as of the Effective Date, it has no actual knowledge of any (i) valid United States patents in force that would be infringed by the practice of the rights granted under the licenses to Contractor contained in Section 11.1 of this Agreement, or
(ii) proprietary rights of third parties which would be violated by Contractor's performance hereunder. PCYC further warrants that the API provided to Contractor hereunder will (1) conform to the API Specifications, and (2) not be adulterated or misbranded by PCYC within the meaning of the FD&C Act. The warranties set forth in this Section 8.5 are exclusive and in lieu of all other warranties, whether written or oral, or implied or statutory.

                                    ARTICLE 9

                                INDEMNIFICATION.

        9.1 INDEMNIFICATION BY CONTRACTOR. Subject to PCYC's compliance with
Section 9.3, Contractor shall indemnify, defend and hold harmless PCYC and its directors, officers, employees and agents from all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys' fees) or disbursements of any kind and nature whatsoever arising out of property damage or personal injury (including without limitation death) of third parties (collectively, "Claims"), only if such Claims arise solely from any: (a) breach by Contractor of any of its obligations under this Agreement including without limitation any of its warranties and representations hereunder, (b) negligent acts or omissions or willful misconduct of Contractor or its employees or agents, and/or (c) infringement of any third party patents or other proprietary rights by Contractor's manufacturing processes (i) not specific to a Drug Product, or (ii) specific to a Drug Product, but not approved in writing by PCYC for use in the Manufacture of such Drug Product hereunder.

        9.2 INDEMNIFICATION BY PCYC. Subject to Contractor's compliance with
Section 9.3, PCYC shall indemnify, defend and hold harmless Contractor and its directors, officers, employees and agents from all Claims that arise from any:
(a) breach by PCYC of any of its obligations under this Agreement including without limitation any of its warranties and representations hereunder, (b) personal injury caused by adverse reaction to the formula of a Drug Product, and/or (c) the promotion, labeling, marketing, distribution, use or sale of any Drug Product, but only to the extent that such liability is not covered by Contractor's indemnification obligations under Section 9.1.

        9.3 INDEMNIFICATION PROCEDURES. A Party (the "Indemnitee") which intends to claim indemnification under this Article 9 shall promptly notify the other Party (the "Indemnitor") in writing of any action, claim or other matter in respect of which the Indemnitee or any of its Affiliates, or any of their respective directors, officers, employees or agents, intend to claim such indemnification; provided, however, the failure to provide such notice within a reasonable period of time shall not relieve the Indemnitor of any of its obligations hereunder except to the extent the Indemnitor is prejudiced by such failure. The Indemnitee shall permit, and shall cause its Affiliates, and their respective directors, officers, employees and agents to permit, the Indemnitor at its discretion to settle any such action, claim or other matter, and the Indemnitee agrees to the complete control of such defense or settlement by the Indemnitor. Notwithstanding the foregoing, the Indemnitor shall not enter into any settlement that would adversely affect the Indemnitee's rights hereunder, or impose any obligations on the Indemnitee in addition to those set forth herein in order for it to exercise such rights, without Indemnitee's prior written consent, which shall not be unreasonably withheld or delayed. No such action, claim or other matter shall be settled without the prior written consent of the Indemnitor, which shall not be unreasonably withheld or delayed. The Indemnitor shall not be responsible for any attorneys' fees or other costs incurred other than as provided herein. The Indemnitee, its Affiliates, and their respective directors, officers, employees and agents shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any action, claim or other matter covered by the indemnification obligations of this Article 9. The Indemnitee shall have the right, but not the obligation, to be represented in such defense by counsel of its own selection and at its own expense.

                                   ARTICLE 10

                                   INSURANCE.

        10.1 PCYC INSURANCE. During the period in which Contractor is Manufacturing Drug Products, PCYC shall at all times maintain general liability (including product liability) insurance coverage at its own expense in full force and effect. Pharmacyclics shall maintain insurance coverage of at least [***] with an insurance carrier with an A.M. Bests rating of A:VII or higher. Contractor may request reasonable proof of the existence and maintenance of this insurance coverage at any time. Such insurance shall not be terminated or reduced without providing Contractor or PCYC, as the case may be, with at least thirty (30) days advance written notice.

        10.2 CONTRACTOR INSURANCE. During the period in which Contractor is making the Drug Product, Contractor shall at all times maintain general liability (including product liability) insurance coverage at its own expense in full force and effect. Contractor shall maintain insurance coverage of at least [***] with an insurance carrier with an A.M. Bests rating of A:VII or higher. Such insurance shall not be terminated or reduced without providing Contractor or PCYC, as the case may be, with at least thirty (30) days advance written notice. PCYC may request reasonable proof of the existence and maintenance of this insurance coverage at any time.

                                   ARTICLE 11

                     INTELLECTUAL PROPERTY; LICENSE GRANTS.

        11.1 LICENSE GRANT BY PCYC. During the term of this Agreement, and subject to the terms and conditions of this Agreement, PCYC hereby grants to Contractor a nonexclusive, royalty-free license, without the right to sublicense, under the Licensed Technology, for the sole purpose of Manufacturing Drug Products for PCYC as provided herein. Notwithstanding any other provision in this Agreement to the contrary, this license shall not be assigned or transferred by Contractor except to an Affiliate without the prior written consent of PCYC, provided that any such assignment or transfer shall be consistent with all terms and conditions of this Agreement.


*Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

        11.2 LICENSE GRANT BY CONTRACTOR.

               11.2.1 During the term of this Agreement, and subject to the terms and conditions of this Agreement, Contractor hereby grants to PCYC an exclusive, royalty-free license, with the right to sublicense, under the Manufacturing Technology, for the sole purpose of Manufacturing and having Manufactured Drug Products for use and sale in the applicable Territories. For clarity, nothing in this Section 11.2.1 shall prevent Contractor from using the Manufacturing Technology in connection with the Manufacture of Products other than Drug Products.

               11.2.2 During the term of this Agreement, and subject to the terms and conditions of this Agreement, Contractor hereby grants to PCYC an nonexclusive, royalty-free license, with the right to sublicense, under the Background Technology, for the sole purpose of using, selling, offering for sale or importing (but not Manufacturing or having Manufactured) Drug Products in the applicable Territories.

               11.2.3 The only Drug Products to which the licenses granted under this Section 11.2 shall apply are those Drug Products for which the Parties have entered into a Drug Product Appendix pursuant to Section 2.4.

        11.3 OWNERSHIP OF INVENTIONS AND IMPROVEMENTS.

               11.3.1 All IP, whether made solely by or on behalf of a Party or jointly by or on behalf of both Parties, that pertains solely to the manufacture, use or sale of (a) a Drug Product, (b) a pharmaceutical product with substantially similar chemical composition to a Drug Product or (c) an improvement to a Drug Product, shall be owned solely by PCYC (such IP to be deemed "PCYC IP"). Contractor shall take all necessary actions to perfect PCYC's title to the PCYC IP, including without limitation executing all necessary instruments of assignment.

               11.3.2 Any and all IP that is created by or on behalf of Contractor that is not jointly invented with PCYC and that relates to generally-applicable methods of pharmaceutical Manufacturing shall be owned solely by Contractor (such IP to be deemed "Contractor IP"). PCYC shall take all necessary actions to perfect Contractor's title to the Contractor IP, including without limitation executing all necessary instruments of assignment.

               11.3.3 Any IP made solely by or on behalf of a Party that is not PCYC IP or Contractor IP shall be owned by such Party. Any IP made jointly by or on behalf of Contractor and PCYC that is not PCYC IP or Contractor IP shall be owned jointly by the Parties.

               11.3.4 IP shall be deemed to be the Confidential Information of the Party owning such IP.

               11.3.5 Each Party shall promptly provide the other Party with a copy of any formal invention disclosure document that relates to IP.

        11.4 PREPARATION OF PATENT APPLICATIONS. The Party owning any IP shall have the worldwide right to control the drafting, filing, prosecution, maintenance and enforcement of patents covering the inventions relating to such IP, including decisions about the countries in which to file patent applications. Responsibility for patents covering jointly owned IP shall be decided by the Parties, in good faith, on a case-by-case basis. Patent costs associated with the patent activities described in this Section shall be borne by the sole owner or shared equally by the Parties for jointly owned IP. Each Party will cooperate with the other Party in the filing and prosecution of patent applications. Such cooperation will include, but not be limited to, furnishing supporting data and affidavits for the prosecution of patent applications and completing and signing forms needed for the prosecution, assignment and maintenance of patent applications.

        11.5 DISCLOSURE OF CONFIDENTIAL INFORMATION. The protection of each Party's Confidential Information is described in Article 14. Any disclosure of information by one Party to the other under the provisions of this Article 11 shall be treated as the disclosing Party's Confidential Information under this Agreement, subject to Section 11.3.4. It shall be the responsibility of the Party preparing a patent application to obtain the written permission of the other Party to use or disclose the other Party's Confidential Information in the patent application before the application is filed and for other disclosures made during the prosecution of the patent application.

        11.6 LICENSE TO PCYC UPON EXPIRATION OR TERMINATION.

               11.6.1 Upon the termination of this Agreement by PCYC for Contractor's breach hereunder pursuant to Section 12.2.2, Contractor automatically shall be deemed to have granted to PCYC a worldwide, non-exclusive, royalty-free, fully paid-up, perpetual, irrevocable license, with a right to sublicense, under the Manufacturing Technology to Manufacture and have Manufactured the Drug Product(s) that is (are) the subject of such termination.

               11.6.2 Upon the expiration of this Agreement pursuant to Section
12.1 or termination of this Agreement other than pursuant to Section 12.2.2 or 12.2.3, Contractor automatically shall be deemed to have granted to PCYC the option to obtain a worldwide, non-exclusive, royalty-bearing, perpetual, irrevocable license, with a right to sublicense, under the Manufacturing Technology to Manufacture and have Manufactured the Drug Product(s) that is
(are) the subject of such expiration or termination. Upon Contractor's receipt of written notice from PCYC that it is exercising such option, the Parties promptly shall meet to negotiate in good faith the commercially reasonable terms for such license.

                                   ARTICLE 12

                       TERM AND TERMINATION OF AGREEMENT.

        12.1 TERM.

               12.1.1 This Agreement shall commence upon the Effective Date and, unless terminated sooner in accordance with the terms and conditions provided for herein, shall remain in full force and effect with respect to each Drug Product to be Manufactured hereunder until the date which is three (3) years from the date of Regulatory Approval of such Drug Product by the FDA (the "Initial Term"). Thereafter, this Agreement will automatically renew with respect to such Drug Product for successive two (2) year terms, subject to
Section 12.2 and Article 13, unless either Party provides one (1) year written notice to the other Party prior to the expiration of the then-current term that the Agreement shall not be renewed with respect to such Drug Product.

               12.1.2 Solely with respect to the Initial Drug Product, the Initial Term shall expire upon (a) the date which is three (3) years from the date of Regulatory Approval of such Drug Product by the FDA, if such approval is received on or before December 31, 2001; or (b) the date which is two (2) years from the date of Regulatory Approval of such Drug Product by the FDA, if such approval is received after December 31, 2001.

        12.2 TERMINATION.

               12.2.1 PCYC may terminate this Agreement, in whole or with respect to one or more Drug Products, at any time at least six (6) months prior to Regulatory Approval in the first Regulatory Jurisdiction for such Drug Product; provided that PCYC gives Contractor six (6) months prior written notice. Contractor may not voluntarily terminate this Agreement until expiration of the Initial Term specified in Section 12.1, except pursuant to Sections
12.2.2 or 12.2.3 or Article 13. PCYC shall reimburse Contractor for all non-cancelable, out-of-pocket costs reasonably incurred by Contractor in performance of its obligations hereunder prior to the effective date of termination under this Section 12.2.1.

               12.2.2 Either Party may terminate this Agreement upon sixty (60) days prior written notice in the event of a material breach of this Agreement by the other Party which is not cured by the breaching Party within such sixty (60) day period. At the option of the non-breaching Party, such termination may be with respect to the entire Agreement, or only with respect to the Drug Product which is the subject of such material breach. A Material Supply Breach shall be deemed to be a breach of a material term of this Agreement. In the event that a Material Supply Breach occurs more than twice during any consecutive twelve (12) month period, PCYC shall have the right to terminate this Agreement pursuant to this Section 12.2.2, either with respect to the Drug Product(s) that is the subject of such Material Supply Breach or in its entirety, effective upon giving Contractor written notice thereof, and without being required to provide Contractor the cure period described in the first sentence of this Section 12.2.2.

               12.2.3 This Agreement may be terminated by either Party by giving the other Party written notice thereof in the event that such other Party makes a general assignment for the benefit of its creditors, or proceedings or a case are commenced in any court of competent jurisdiction by or against such Party seeking (a) such Party's reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (b) the appointment of a receiver or trustee for or over such Party's property or (c) similar relief in respect of such Party under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debt, and such proceedings or case shall continue undismissed, or an order with respect to the foregoing shall be entered and continue unstated, for a period of more than thirty (30) days.

        12.3 ACCRUED OBLIGATIONS. Termination of this Agreement for any reason shall not relieve any Party of any obligations accruing prior to such termination.

        12.4 CONSEQUENCES OF TERMINATION.

               12.4.1 Upon termination of this Agreement under Section 12.2, except for termination for Contractor's material breach:

                      (a) PCYC agrees to purchase, and Contractor agrees to sell, any Units of Drug Product Manufactured by Contractor and held by Contractor against the requirements of a binding Purchase Order on the effective date of termination at the price set forth in Section 4.1, and subject to PCYC's acceptance of such Drug Product pursuant to Section 5.2.

                      (b) At the request of PCYC, Contractor shall fulfill any outstanding binding Purchase Orders for Drug Product using, at Contractor's option, materials on hand or on order by Contractor for such Purchase Order, in accordance with the terms of this Agreement. In such event, such Drug Product shall be purchased by PCYC at the price set forth in Section 4.1, subject to PCYC's acceptance of such Drug Product pursuant to Section 5.2. Alternatively, PCYC agrees to purchase any raw materials and components which have been ordered by Contractor pursuant to a non-cancelable order and unutilized for such Purchase Order, at cost.

               12.4.2 Upon any termination or expiration of this Agreement, Contractor shall return to PCYC all API and other PCYC Components currently in inventory that are not being used as set forth in Section 12.4.1.

               12.4.3 If this Agreement is terminated only with respect to one or more Drug Product(s) and not in its entirety, then this Section 12.4.1 shall apply only with respect to such Drug Product(s).

        12.5 SURVIVAL. Upon any expiration or termination of this Agreement, the obligations of the Parties under Sections 4.4, 6.3.1, 6.3.3, 6.4, 6.6.5(b), 12.4 and 12.5, and Articles 7, 9, 11, 14 and 15 hereof shall survive such expiration or termination.

                                   ARTICLE 13

                              FORCE MAJEURE EVENTS.

        If, by any reason of impediment such as Acts of God, war, rebellion, tumult, riot, civil commotion, insurrection, political disturbance, strike, lock-out, fire, flood, interruption of transportation, embargo, shortages of raw materials, or any other cause or event of a similar nature affecting either Party over which such Party has had no control (a "Force Majeure Event"), such Party cannot perform its obligations hereunder, it shall have the right to postpone the performance of such obligation for the duration of such Force Majeure Event. The Parties shall use all reasonable efforts to avoid or overcome the causes affecting performance, and the Party whose performance is affected by such Force Majeure Event shall fulfill all outstanding obligations as soon as possible. The affected Party shall give facsimile notice to the other Party of the occurrence of such impediment and its anticipated duration and shall subsequently notify the other Party as quickly as possible of the cessation of said cause or event. In the event that a Force Majeure Event results in Contractor's failure to perform under this Agreement such that, but for such Force Majeure Event, such failure to perform would be deemed a "Material Supply Breach," PCYC shall have the right to terminate this Agreement on one hundred twenty (120) days written notice, either in its entirety or solely with respect to those Drug Products that are affected by such Force Majeure Event. This Section 13.1 shall not apply to any payment obligation hereunder.

                                   ARTICLE 14

                                CONFIDENTIALITY.

        14.1 CONFIDENTIALITY AND EXCEPTIONS. Except as set forth below, all information disclosed by one Party (the "Disclosing Party") to the other Party (the "Receiving Party") pursuant to this Agreement shall be deemed to be the Disclosing Party's "Confidential Information." Confidential Information shall include, but not be limited to, information relating to the structure of an API, any know-how relating to the Manufacture of any Drug Product, the Manufacturing Documents and the Manufacturing cost and other financial arrangements made pursuant to this Agreement. Each Party agrees that it will take the same steps to protect the confidentiality of the other Party's Confidential Information as it takes to protect its own proprietary and confidential information, which shall in no event be less than reasonable steps. Each Party, and its employees and agents shall protect and keep confidential and shall not use, publish or otherwise disclose to any third party, except as permitted by this Agreement, or with the other Party's written consent, the other Party's Confidential Information. For the purposes of this Agreement, Confidential Information shall not include such information that:

               14.1.1 was already known to the Receiving Party at the time of disclosure by the other Disclosing Party; other than under an obligation of confidentiality; or

               14.1.2 was generally available to the public or was otherwise part of the public domain at the time of disclosure or became generally available to the public or otherwise part of the public domain after disclosure other than through any act or omission of the Receiving Party in breach of this Agreement; or

               14.1.3 was lawfully disclosed to the Receiving Party, other than under an obligation of confidentiality, by a third party who had no obligation not to disclose such information to others; or

               14.1.4 was independently developed by or for the Receiving Party without the aid, application or use of the other Party's Confidential Information by persons who did not have access to such Confidential Information; or

               14.1.5 was disclosed to a third party by the Disclosing Party without an obligation of confidentiality.

        14.2 AUTHORIZED DISCLOSURE.

               14.2.1 Each Party may disclose Confidential Information hereunder to the extent such disclosure is reasonably necessary for prosecuting or defending litigation, complying with applicable government regulations or conducting preclinical or clinical trials, provided that if a Party is required by law or regulation to make any such disclosure of the other Party's Confidential Information it will, except where impracticable for necessary disclosures, for example in the event of medical emergency, give reasonable advance notice to the other Party of such disclosure requirement and will use its best efforts assist such other Party to secure a protective order or confidential treatment of such Confidential Information required to be disclosed.

               14.2.2 Neither Party shall disclose Confidential Information of the other Party in any patent filings without the prior written consent of the disclosing Party.

        14.3 CONFIDENTIALITY AND PUBLICITY. The Parties agree that, except as may otherwise be required by applicable laws, regulations, rules, or orders, including without limitation the rules and regulations promulgated by the United States Securities and Exchange Commission, and except as may be authorized in
Section 14.2, no information concerning this Agreement and the transactions contemplated herein shall be made public by either Party without the prior written consent of the other. The Parties agree that the public announcement of the execution of this Agreement shall be by one or more press releases mutually agreed to by the Parties. A failure of a Party to return a draft of a press release with its proposed amendments or modifications to such press release to the other Party within two (2) days of such Party's receipt of such press release shall be deemed as such Party's approval of such press release as received by such Party. Each Party agrees that it shall cooperate fully and in a timely manner with the other with respect to all disclosures to the Securities and Exchange Commission and any other governmental and regulatory agencies, including requests for confidential treatment of Confidential Information of either Party included in any such disclosure.

        14.4 SURVIVAL OF CONFIDENTIALITY. All obligations of confidentiality and non-use imposed upon the Parties under this Agreement shall continue indefinitely until such time as the information that is subject to such obligations no longer comprises Confidential Information under one of the exceptions set forth in Section 14.1.1 through Section 14.1.5.

                                   ARTICLE 15

                                 MISCELLANEOUS.

        15.1 NOTICES. All notices, requests and other communications provided for herein shall be given or made in writing and shall be deemed to have been duly given if (a) delivered by hand, (b) mailed by certified mail, return receipt requested, or (c) delivered by a recognized courier service, or (d) transmitted by facsimile and confirmed by overnight delivery of a hard copy, with appropriate documentation of delivery, to the intended recipient and, in the case of mail or courier service, at the following address:

               PCYC:

               Pharmacyclics, Inc.
               Vice President, Chemical Operations
               995 E. Arques Avenue
               Sunnyvale, California 94086-4521
               Fax:  (408) 774-0340
               with a copy to:

               Legal Department
               995 E. Arques Avenue
               Sunnyvale, California 94086-4521
               Fax:  (408) 774-0340

               CONTRACTOR:

               Cook Imaging Corporation,
               d.b.a. Cook Pharmaceutical Solutions
               927 South Curry Pike
               Bloomington, Indiana  47403
               Phone:  812-333-0887
               Attn: Alisa Wright
               Fax:  (812) 332-3079

               Sommer & Barnard
               4000 Bank One Tower
               Indianapolis, Indiana 46204
               Attn:  Erick D. Ponader
               Phone:  317-630-4000
               Fax:  (317) 236-9802

        or, as to any Party, at such other address as shall be designated by such Party in a written notice to the other Party. All such communications shall be deemed to have been duly given when hand delivered, or mailed, in each case given or addressed as aforesaid.

        15.2 LIMITATION OF LIABILITY. Under no circumstances shall either Party be liable to the other Party for any collateral, special, consequential or other damages, losses, or expenses (INCLUDING BUT NOT LIMITED TO THE COST OF COVER), in connection with or by reason of the Manufacture, delivery, use or sale of any Drug Product Manufactured by Contractor hereunder, whether such claims are founded in tort or contract, except as otherwise expressly stated herein. The foregoing limitation of liability shall not apply with respect to third party claims. Any claim by either Party for breach or default under this Agreement, other than third party claims, shall be brought within two (2) years after the cause of action accrued or shall be deemed waived, subject to any applicable tolling laws or provisions.

        15.3 INDEPENDENT CONTRACTOR. Nothing herein shall create any association, partnership, joint venture or the relation of principal and agent between the Parties hereto, it being understood that Contractor is Manufacturing Drug Product as an independent contractor, and neither Party shall have the authority to bind the other or the others' representatives in any way. Nothing in this Agreement shall constitute Contractor as an employee, agent, or general representative of PCYC.

        15.4 AMENDMENTS. No provision of this Agreement or of the Project Plans, Regulatory Plans or Drug Product Appendices attached hereto may be modified or supplemented except by an instrument in writing signed by Contractor and PCYC.

        15.5 WAIVER. No failure on the part of either Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

        15.6 HEADINGS. The section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

        15.7 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their permitted successors and assigns; provided, however, that neither Party shall assign any of its rights and obligations hereunder except (a) as incident to the merger, consolidation, reorganization, or acquisition of stock or assets affecting substantially all of the assets or actual voting control of the assigning Party or the business unit to which this Agreement substantially relates; (b) to an Affiliate owned by the assigning Party or its parent company, or (c) with the prior written consent of the other Party, such consent not to be unreasonably withheld. Any assignment not in conformance with this Section shall be null, void and of no legal effect.

        15.8 COMPLETE AGREEMENT. This Agreement, together with the Purchase Plans, Development Plans, Project Plans, Regulatory Plans, and Drug Product Appendices hereto, which are hereby incorporated into and shall form part of this Agreement, represents the complete Agreement between the Parties hereto as to all matters covered hereby or thereby, and supersedes any prior agreements or understanding (oral or written) between the Parties regarding the subject matter hereof.

        15.9 SEVERABILITY. If, for any reason, any provision of this Agreement shall be deemed by a court of competent jurisdiction to be illegal, invalid or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired, and such provision shall be modified to the minimum extent necessary to make such provision consistent with applicable law, and in its modified form such provision shall be enforceable and enforced.

        15.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, as such laws apply to contracts entered into by and between residents of, and to be performed entirely within, the State of Delaware.

        15.11 DISPUTE RESOLUTION. Both Parties agree that, in the event of a dispute relating to this Agreement, they are prepared to explore resolution of the dispute through negotiation or alternative dispute resolution techniques before pursuing litigation. No lawsuit may be commenced unless a Party gives the other Party fifteen (15) days prior notice of its intent to initiate litigation; provided, however, that no such notice shall be required in connection with an action by a Party to the extent such action seeks injunctive relief.

        15.12 COUNTERPARTS. This Agreement may be executed in counterparts with the same force and effect as if each of the signatories had executed the same instrument.

        15.13 AMBIGUITIES. Ambiguities, if any, in this Agreement shall not be construed against either Party, regardless of which Party is deemed to have drafted the provision at issue.

        IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered as of the Effective Date.



COOK IMAGING CORPORATION                   PHARMACYCLICS, INC.

DBA COOK PHARMACEUTICAL SOLUTIONS



By: /s/ Alisa K. Wright                    By: /s/ Richard Miller
    ------------------------------------      ----------------------------------

Name: Alisa K. Wright                      Name: Richard Miller
      ----------------------------------         -------------------------------

Title: Vice President, Business Affairs   Title: President and CEO
       ---------------------------------         -------------------------------

                                  SCHEDULE 1.14

                             DRUG PRODUCT APPENDICES

                           [***] DRUG PRODUCT APPENDIX



EFFECTIVE/REVISION DATE: ______________


                                TABLE OF CONTENTS


                                      [***]


*Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

                                      [***]


*Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

                                 CHANGE CONTROL


Proposals to amend this Drug Product Appendix may be made by either Party at any time. Changes must be communicated and justified in writing and mutually agreed to by both Parties before they become effective. A written instrument and the procedure documenting changes to this Drug Product Appendix shall be promptly developed.

                     MASTER DEVELOPMENT AND SUPPLY AGREEMENT




                               PHARMACYCLICS, INC.



                                       AND



                            COOK IMAGING CORPORATION
                                     D.B.A.
                          COOK PHARMACEUTICAL SOLUTIONS





                                 MARCH 20, 2000

ARTICLE 1      DEFINITIONS...................................................................1

        1.1    "Active Pharmaceutical Ingredient" or "API"...................................1

        1.2    "Affiliate"...................................................................1

        1.3    "Annual Forecast".............................................................1

        1.4    "API Specifications"..........................................................1

        1.5    "Background Technology".......................................................2

        1.6    "Batch".......................................................................2

        1.7    "Calendar Year"...............................................................2

        1.8    "Components"..................................................................2

        1.9    "Component Specifications"....................................................2

        1.10   "Contractor's Capacity".......................................................2

        1.11   "Contractor Components".......................................................2

        1.12   "Current Good Manufacturing Practices" or "cGMP"..............................2

        1.13   "Development Plan"............................................................2

        1.14   "Drug Product"................................................................3

        1.15   "Drug Product Appendix".......................................................3

        1.16   "Drug Product Specifications".................................................3

        1.17   "Facility"....................................................................3

        1.18   "FDA".........................................................................3

        1.19   "FD&C Act"....................................................................3

        1.20   "Identification Testing Standards"............................................3

        1.21   "IND".........................................................................3

        1.22   "Initial Drug Product"........................................................3

        1.23   "Initial Drug Product Appendix"...............................................3

        1.24   "IP"..........................................................................3

        1.25   "Licensed Technology".........................................................3

        1.26   "Manufacture" or "Manufacturing"..............................................4

        1.27   "Manufacturing Technology"....................................................4

        1.28   "Master Batch Record".........................................................4

        1.29   "Material Supply Breach"......................................................4

        1.30   "Minimum Order Commitment"....................................................4

        1.31   "NDA".........................................................................4

        1.32   "Packaging Specifications"....................................................4
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
        1.33   "PCYC Components".............................................................4

        1.34   "Primary Source Contract Requirements"........................................5

        1.35   "Project Plan"................................................................5

        1.36   "Purchase Orders".............................................................5

        1.37   "Purchase Plan"...............................................................5

        1.38   "Purchase Price"..............................................................5

        1.39   "QC Sample"...................................................................5

        1.40   "Regulatory Approval".........................................................5

        1.41   "Regulatory Authority"........................................................5

        1.42   "Regulatory Jurisdiction".....................................................5

        1.43   "Regulatory Plan".............................................................5

        1.44   "Released Executed Batch Record"..............................................5

        1.45   "Secondary Source"............................................................6

        1.46   "Secondary Source Contract Requirements"......................................6

        1.47   "Territories".................................................................6

        1.48   "Testing Standards and Procedures"............................................6

        1.49   "Unit"........................................................................6

ARTICLE 2 DEVELOPMENT AND MANUFACTURING PLANS ...............................................6

        2.1    Development Plan..............................................................6

        2.2    Project Plan..................................................................7

        2.3    Regulatory Plan...............................................................7

        2.4    Drug Product Appendices.......................................................8

        2.5    Amendment of Plans and Drug Product Appendices................................8

        2.6    No Amendment of Agreement.....................................................8

        2.7    Effect of Termination Under Sections 2.1.3(c) or 2.4..........................8

ARTICLE 3 PURCHASE AND SUPPLY OF DRUG PRODUCT; FORECASTS ....................................9

        3.1    Agreement to Purchase and Supply..............................................9

        3.2    Supply of Components..........................................................9

        3.3    Forecasts....................................................................10

        3.4    Purchase Orders..............................................................14

        3.5    Amendment or Cancellation of Purchase Order..................................15

        3.6    Testing of Batches by Contractor.............................................15

        3.7    Secondary Sources............................................................16
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
        3.8    Contractor's Facility........................................................17

ARTICLE 4 PURCHASE PRICE AND PAYMENT .......................................................17

        4.1    Purchase Price...............................................................17

        4.2    Payment......................................................................18

        4.3    Additional Payments..........................................................18

        4.4    Records......................................................................19

        4.5    Artwork......................................................................19

ARTICLE 5 DELIVERY AND ACCEPTANCE OF DRUG PRODUCT ..........................................19

        5.1    Quality Control Sample of Drug Product.......................................19

        5.2    Acceptance and Rejection of Drug Product.....................................20

        5.3    Replacement Batches..........................................................21

        5.4    Destruction of Drug Product..................................................21

        5.5    Delivery of Drug Product.....................................................21

        5.6    PCYC Component Non-Conformity................................................21

ARTICLE 6 QUALITY ASSURANCE; REGULATORY ....................................................22

        6.1    Master Batch Record..........................................................22

        6.2    Audits.......................................................................22

        6.3    Regulatory Matters; Records..................................................23

        6.4    Drug Master File.............................................................25

        6.5    Stability Testing............................................................25

        6.6    Changes in Manufacture.......................................................25

        6.7    Emergency Access.............................................................27

        6.8    Compliance with Laws.........................................................27

ARTICLE 7 COMPLAINTS; RECALLS ..............................................................28

        7.1    Complaints and Adverse Reactions.............................................28

        7.2    Drug Product Defects.........................................................29

        7.3    Recalls......................................................................29

ARTICLE 8 REPRESENTATIONS AND WARRANTIES ...................................................29

        8.1    Mutual Representations and Warranties........................................29

        8.2    Contractor Warranties........................................................30

        8.3    No Debarment or Convictions..................................................30

        8.4    Year 2000 Compliance.........................................................30

        8.5    PCYC Warranties..............................................................30
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
ARTICLE 9 INDEMNIFICATION ..................................................................31

        9.1    Indemnification by Contractor................................................31

        9.2    Indemnification by PCYC......................................................31

        9.3    Indemnification Procedures...................................................31

ARTICLE 10 INSURANCE .......................................................................32

        10.1   PCYC Insurance...............................................................32

        10.2   Contractor Insurance.........................................................32

ARTICLE 11 INTELLECTUAL PROPERTY; LICENSE GRANTS ...........................................32

        11.1   License Grant by PCYC........................................................32

        11.2   License Grant by Contractor..................................................32

        11.3   Ownership of Inventions and Improvements.....................................33

        11.4   Preparation of Patent Applications...........................................33

        11.5   Disclosure of Confidential Information.......................................34

        11.6   License to PCYC Upon Expiration or Termination...............................34

ARTICLE 12 TERM AND TERMINATION OF AGREEMENT ...............................................34

        12.1   Term.........................................................................34

        12.2   Termination..................................................................35

        12.3   Accrued Obligations..........................................................35

        12.4   Consequences of Termination..................................................35

        12.5   Survival.....................................................................36

ARTICLE 13 FORCE MAJEURE EVENTS ............................................................36

ARTICLE 14 CONFIDENTIALITY .................................................................37

        14.1   Confidentiality and Exceptions...............................................37

        14.2   Authorized Disclosure........................................................37

        14.3   Confidentiality and Publicity................................................38

        14.4   Survival of Confidentiality..................................................38

ARTICLE 15 MISCELLANEOUS ...................................................................38

        15.1   Notices......................................................................38

        15.2   Limitation of Liability......................................................39

        15.3   Independent Contractor.......................................................39

        15.4   Amendments...................................................................39

        15.5   Waiver.......................................................................40

        15.6   Headings.....................................................................40
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
        15.7   Assignment...................................................................40

        15.8   Complete Agreement...........................................................40

        15.9   Severability.................................................................40

        15.10  Governing Law................................................................40

        15.11  Dispute Resolution...........................................................40

        15.12  Counterparts.................................................................40

        15.13  Ambiguities..................................................................41

SCHEDULE 1.14...............................................................................43
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